Exhibit 2.1

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IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

x
In re:	:	Chapter 11
:
DNIB UNWIND, INC. (f/k/a BIND	:	Case No. 16-11084 (BLS)
THERAPEUTICS, INC.), et al.[1],	:
	:	(Jointly Administered)
Debtors.	:
:
:
x

DEBTORS’ AMENDED COMBINED DISCLOSURE STATEMENT

AND CHAPTER 11 PLAN OF LIQUIDATION

RICHARDS, LAYTON & FINGER, P.A.

John H. Knight (No. 3848)

Amanda R. Steele (No. 5530)

Brett M. Haywood (No. 6166)

One Rodney Square

920 North King Street

Wilmington, Delaware 19801

LATHAM & WATKINS LLP

Peter M. Gilhuly (admitted pro hac vice)

Kimberly A. Posin (admitted pro hac vice)

Adam E. Malatesta (admitted pro hac vice)

355 South Grand Avenue

Los Angeles, CA 90071-1560

Telephone: (213) 485-1234

Counsel to the Debtors and Debtors-in-Possession

Dated: September 14, 2016

            Wilmington, Delaware

[1]	The Debtors, together with the last four digits of each Debtor’s U.S. federal tax identification number, are: DNIB Unwind, Inc. (f/k/a BIND Therapeutics, Inc.) (6148) and DNIB Subsidiary Corporation (f/k/a BIND Biosciences Security Corporation) (3208). The address for the Debtors is c/o Development Specialists, Inc., 333 South Grand Avenue, Suite 4070, Los Angeles, CA 90071.

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TABLE OF CONTENTS

I. INTRODUCTION			1

II. DEFINITIONS AND CONSTRUCTION OF TERMS			2

A.	Definitions		2

B.	Interpretation; Application of Definitions and Rules of Construction		15

III. BACKGROUND AND DISCLOSURES			16

A.	General Background		16

	1.	BIND	16

	2.	BIND Security	21

B.	Events Precipitating the Chapter 11 Filing		21

C.	The Chapter 11 Cases		22

	1.	First Day Orders	22

	2.	Appointment of the Committee	24

	3.	Employment of Professionals and Advisors	24

	4.	Sale of BIND’s Assets	24

	5.	Claims Process and Bar Date	26

D.	Certain Federal Income Tax Consequences		27

E.	Alternate Plan		27

F.	The Sale		27

G.	Best Interests Test		29

H.	Releases by the Debtors		30

I.	Certain Risk Factors to be Considered		30

	1.	Risk Factors that May Affect the Debtors’ Ability to Consummate this Combined Plan and Disclosure Statement	30

	2.	Risk Factors that may Affect Distributions under this Combined Plan and Disclosure Statement	31

IV. TREATMENT OF UNCLASSIFIED CLAIMS			32

A.	Administrative Expense Claims		32

B.	Priority Tax Claims		32

C.	Payment of Statutory Fees		33

V. SUMMARY OF DEBTORS’ ASSETS; SUMMARY OF TREATMENT OF CLAIMS AND EQUITY INTERESTS AND ESTIMATED RECOVERIES			33

A.	Summary of Assets		33

B.	Summary of Treatment of Claims and Equity Interests and Estimated Recoveries		33

i

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VI. CONFIRMATION PROCEDURES			34

A.	Confirmation Procedure		34

	1.	Confirmation Hearing	34

	2.	Procedure for Objections	35

	3.	Requirements for Confirmation	35

	4.	Classification of Claims and Equity Interests	36

	5.	Impaired Claims or Equity Interests	36

	6.	Confirmation Notice	37

	7.	Elimination of Vacant Classes	37

B.	Bar Dates for Fee Claims		37

VII. CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS; ESTIMATED RECOVERIES			38

VIII. TREATMENT OF CLAIMS AND EQUITY INTERESTS			39

A.	Treatment of Claims		39

	1.	Class 1 – Secured Claims	39

	2.	Class 2 – Priority Non-Tax Claims	39

	3.	Class 3 – General Unsecured Claims	40

	4.	Class 4 – Affiliate Claims	41

	5.	Class 5 – Intercompany Claims	41

	6.	Class 6 – BIND Equity Interests	42

	7.	Class 7 – BIND Security Equity Interests	43

	8.	Class 8 – Other Equity Interests	43

B.	Modification of Treatment of Claims and Equity Interests		44

C.	Cramdown and No Unfair Discrimination		44

IX. PROVISIONS REGARDING THE POST-CONFIRMATION LIQUIDATING TRUST			45

A.	Appointment of the Post-confirmation Liquidating Trustee		45

B.	Rights and Powers of the Post-confirmation Liquidating Trustee		45

C.	Post Confirmation Date Expenses of the Post-confirmation Liquidating Trustee		46

X. PROVISIONS GOVERNING DISTRIBUTIONS UNDER THE COMBINED PLAN AND DISCLOSURE STATEMENT			47

A.	Method of Payment		47

B.	Objections to and Resolution of Claims		47

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C.	Claims Objection Deadline	47

D.	No Distribution Pending Allowance	47

E.	Claims Reserve	48

F.	Distribution After Allowance	48

G.	Initial Distribution to Holders of Allowed Equity Interests	48

H.	Adjustments to Claims Without Objection	50

I.	Late Claims and Amendments to Claims	50

J.	Distribution Record Date	50

K.	Delivery of Distributions	51

L.	Unclaimed Distributions	52

M.	De Minimis Distributions	52

N.	Setoff	52

O.	Allocation of Distributions Between Principal and Interest	53

XI. IMPLEMENTATION AND EFFECT OF CONFIRMATION OF COMBINED PLAN AND DISCLOSURE STATEMENT		53

A.	Means for Implementation of the Combined Plan and Disclosure Statement	53

XII. EXCULPATION, RELEASES AND INJUNCTIONS		55

A.	Exculpation	55

B.	Releases By the Debtors	55

C.	Injunctions Relating to Releases	56

D.	Injunctions to Protect Estate Assets	57

XIII. EXECUTORY CONTRACTS AND UNEXPIRED LEASES		58

A.	Rejection of Executory Contracts and Unexpired Leases	58

B.	Deadline for Filing Proofs of Claim Relating to Executory Contracts and Unexpired Leases Rejected Pursuant to the Combined Plan and Disclosure Statement	58

C.	Debtors’ Obligations Pursuant to their Corporate Charters, Bylaws or other Organizational Documents	58

D.	Debtors’ Insurance Policies	59

XIV. CONDITIONS PRECEDENT TO AND OCCURRENCE OF CONFIRMATION AND THE EFFECTIVE DATE		59

A.	Conditions Precedent to Confirmation	59

B.	Conditions Precedent to the Effective Date	60

C.	Establishing the Effective Date	60

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D.	Effect of Failure of Conditions	60

E.	Waiver of Conditions to Confirmation and Effective Date	61

XV. RETENTION OF JURISDICTION		61

XVI. MISCELLANEOUS PROVISIONS		64

A.	Books and Records	64

B.	Transfer of Debtors’ Assets	64

C.	Termination of Injunctions or Stays	64

D.	Amendment or Modification of the Combined Plan and Disclosure Statement	65

E.	Severability	65

F.	Revocation or Withdrawal of the Combined Plan and Disclosure Statement	65

G.	Binding Effect	65

H.	Notices	66

I.	Governing Law	66

J.	Withholding and Reporting Requirements	66

K.	Headings	67

L.	Exhibits/Schedules	67

M.	Filing of Additional Documents	67

N.	No Admissions	68

O.	Successors and Assigns	68

P.	Reservation of Rights	68

Q.	Implementation	68

R.	Inconsistency	68

S.	Dissolution of the Debtors	69

T.	Termination of the Post-confirmation Liquidating Trustee	69

U.	Compromise of Controversies	69

V.	Request for Expedited Determination of Taxes	70

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NOTICE

THERE HAS BEEN NO INDEPENDENT AUDIT OF THE FINANCIAL INFORMATION CONTAINED IN THIS COMBINED PLAN AND DISCLOSURE STATEMENT. THIS COMBINED PLAN AND DISCLOSURE STATEMENT WAS COMPILED FROM INFORMATION OBTAINED FROM NUMEROUS SOURCES BELIEVED TO BE ACCURATE TO THE BEST OF THE DEBTORS’ KNOWLEDGE, INFORMATION AND BELIEF. NO GOVERNMENTAL AUTHORITY HAS PASSED ON, CONFIRMED OR DETERMINED THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN.

NOTHING STATED HEREIN SHALL BE DEEMED OR CONSTRUED AS AN ADMISSION OF ANY FACT OR LIABILITY BY ANY PARTY, OR BE ADMISSIBLE IN ANY PROCEEDING INVOLVING THE DEBTORS OR ANY OTHER PARTY, OR BE DEEMED CONCLUSIVE EVIDENCE OF THE TAX OR OTHER LEGAL EFFECTS OF THE COMBINED PLAN AND DISCLOSURE STATEMENT ON THE DEBTORS OR HOLDERS OF CLAIMS OR EQUITY INTERESTS. CERTAIN STATEMENTS CONTAINED HEREIN, BY NATURE, ARE FORWARD-LOOKING AND CONTAIN ESTIMATES AND ASSUMPTIONS. THERE CAN BE NO ASSURANCE THAT SUCH STATEMENTS WILL REFLECT ACTUAL OUTCOMES.

THE STATEMENTS CONTAINED HEREIN ARE MADE AS OF THE DATE HEREOF, UNLESS ANOTHER TIME IS SPECIFIED. THE DELIVERY OF THIS COMBINED PLAN AND DISCLOSURE STATEMENT SHALL NOT BE DEEMED OR CONSTRUED TO CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AT ANY TIME AFTER THE DATE HEREOF.

HOLDERS OF CLAIMS AND EQUITY INTERESTS SHOULD NOT CONSTRUE THE CONTENTS OF THIS COMBINED PLAN AND DISCLOSURE STATEMENT AS PROVIDING ANY LEGAL, BUSINESS, FINANCIAL OR TAX ADVICE. THEREFORE, EACH SUCH HOLDER SHOULD CONSULT WITH ITS OWN LEGAL, BUSINESS, FINANCIAL AND TAX ADVISORS AS TO ANY SUCH MATTERS CONCERNING THE COMBINED PLAN AND DISCLOSURE STATEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

EACH HOLDER OF A CLAIM OR EQUITY INTEREST SHOULD CONSIDER CAREFULLY ALL OF THE INFORMATION IN THIS COMBINED PLAN AND DISCLOSURE STATEMENT, INCLUDING THE RISK FACTORS DESCRIBED IN GREATER DETAIL HEREIN.

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I. INTRODUCTION

DNIB Unwind, Inc. (f/k/a BIND Therapeutics, Inc.) and DNIB Subsidiary Corporation (f/k/a BIND Biosciences Security Corporation) (collectively, the “Debtors”) hereby propose the Debtors’ Combined Plan and Disclosure Statement pursuant to Sections 1125 and 1129 of the Bankruptcy Code. The Debtors are the proponents of the Combined Plan and Disclosure Statement within the meaning of Section 1129 of the Bankruptcy Code. The Combined Plan and Disclosure Statement is the culmination of a successful sale process pursuant to which the Debtors sold substantially all of their assets to Pfizer Inc.

The Combined Plan and Disclosure Statement constitutes a liquidating chapter 11 plan for the Debtors and provides for the Distribution of the Debtors’ assets already liquidated or to be liquidated over time to the Holders of Allowed Claims and Allowed Equity Interests in accordance with the terms of the Combined Plan and Disclosure Statement and the priority of claims provisions of the Bankruptcy Code. Except as otherwise provided by Order of the Bankruptcy Court, Distributions will occur on the Effective Date or as soon thereafter as is practicable and at various intervals thereafter.

Subject to the restrictions on modifications set forth in Section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and those restrictions on modifications set forth in Section XVI.D. of the Combined Plan and Disclosure Statement, the Debtors expressly reserve the right to alter, amend or modify the Combined Plan and Disclosure Statement, including the Plan Supplement, one or more times, before substantial consummation thereof, including as disclosed more fully in Section XVI.D. of this Combined Plan and Disclosure Statement.

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II. DEFINITIONS AND CONSTRUCTION OF TERMS

A.	Definitions

As used herein, the following terms have the respective meanings specified below, unless the context otherwise requires:

1. “Administrative Expense Bar Date” means the Business Day that is thirty (30) days after the Effective Date.

2. “Administrative Expense Claim” means any right to payment constituting a cost or expense of administration of the Chapter 11 Cases under Sections 503(b) and 507(a)(2) of the Bankruptcy Code including, without limitation, (a) any actual and necessary costs and expenses of preserving the Estates, (b) all compensation and reimbursement of expenses to the extent Allowed by the Bankruptcy Court under Sections 330 or 503 of the Bankruptcy Code, (c) any fees or charges assessed against the Estates under Section 1930 of Title 28 of the United States Code, and (d) all Claims arising under Section 503(b)(9) of the Bankruptcy Code.

3. “Affiliate” has the meaning set forth in Section 101(2) of the Bankruptcy Code.

4. “Affiliate Claim” means a Claim against a Debtor held by an Affiliate of a Debtor.

5. “Allowed” means, with respect to Claims: (a) any Claim, proof of which was timely Filed (or for which Claim, under the Combined Plan and Disclosure Statement, the Bankruptcy Code, or a Final Order of the Bankruptcy Court, a proof of claim is not or shall not be required to be Filed); (b) any Claim which has been or hereafter is listed by the Debtors in the Schedules as liquidated in amount and not disputed or contingent and for which no proof of claim has been Filed; or (c) any Claim allowed pursuant to the Combined Plan and Disclosure Statement or a Final Order of the Bankruptcy Court; provided that with respect to any Claim described in clauses (a) and (b) shall be considered Allowed only if and to the extent that with

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respect to such Claim, no objection to the allowance thereof has been interposed within the applicable period fixed by the Combined Plan and Disclosure Statement, the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court, or such objection is interposed and the Claim is subsequently Allowed by a Final Order.

6. “APA” means that certain Asset Purchase Agreement, dated July 1, 2016, between BIND and the Purchaser, as amended.

7. “Auction” shall have the meaning set forth in Section III.C.4. of this Combined Plan and Disclosure Statement.

8. “Avoidance Actions” means any and all rights to recover or avoid transfers or liens under chapter 5 of the Bankruptcy Code or otherwise, including, but not limited to, Bankruptcy Code Sections 506(d), 522, 541, 542, 543, 544, 545, 547, 548, 549, 550, or 553, or otherwise under the Bankruptcy Code or under similar or related state or federal statutes and common law, including, without limitation, all preference, fraudulent conveyance, fraudulent transfer, and/or other similar avoidance claims, rights, and causes of action, whether or not litigation has been commenced as of the Effective Date to prosecute such Avoidance Actions.

9. “Balloting Agent” means Prime Clerk LLC, in its capacity as the Bankruptcy Court-approved solicitation, claims and noticing agent.

10. “Bankruptcy Code” means title 11 of the United States Code, as amended from time to time.

11. “Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware.

12. “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure, as amended from time to time.

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13. “Bar Date Order” means the Order Pursuant to Bankruptcy Rule 3003(c)(3) and Local Rule 2002-1(e) Establishing Bar Dates and Related Procedures for Filing Proofs of Claim (Including for Administrative Expense Claims Arising Under Section 503(b)(9) of the Bankruptcy Code) and Approving the Form and Manner of Notice Thereof [Docket No. 279] entered in the Chapter 11 Cases by the Bankruptcy Court on July 20, 2016.

14. “Bar Dates” means those dates and times defined as the Bar Dates in Section III.C.5.c. of this Combined Plan and Disclosure Statement.

15. “Bidding Procedures” means the bidding procedures governing the sale of the Debtors’ assets as defined in the Bidding Procedures Order.

16. “Bidding Procedures Order” means the Order (A) Approving Bidding Procedures in Connection with Sale of Assets of the Debtors, (B) Approving Form and Manner of Notice, (C) Scheduling Auction and Sale Hearing, (D) Authorizing Contracts and Unexpired Leases, and (E) Granting Related Relief [Docket No. 225], entered in the Chapter 11 Cases by the Bankruptcy Court on July 7, 2016.

17. “BIND” means DNIB Unwind, Inc. (f/k/a BIND Therapeutics, Inc.).

18. “BIND Equity Interests” means all issued and outstanding shares of common stock of BIND.

19. “BIND Russia” means BIND (RUS) LLC.

20. “BIND Security” means DNIB Subsidiary Corporation (f/k/a BIND Biosciences Security Corporation).

21. “BIND Security Equity Interests” means all issued and outstanding shares of common stock of BIND Security.

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22. “Books and Records” shall have the meaning set forth in Section XVI.A. of this Combined Plan and Disclosure Statement.

23. “Business Day” means any day other than a Saturday, Sunday or any other day on which commercial banks in New York, New York are required or authorized to close by law or executive order.

24. “Cash” means legal tender of the United States of America and equivalents thereof.

25. “Causes of Action” means the Avoidance Actions and all other claims, actions, causes of action, choses in action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, third-party claims, counterclaims, and crossclaims of any Debtor and/or any of the Estates against any Entity, based in law or equity, including, but not limited to, under the Bankruptcy Code, whether direct, indirect, derivative, or otherwise and whether asserted or unasserted, and any and all commercial tort claims against any party, including the Debtors’ current and former directors and officers; and subject, however, to any releases provided in this Combined Plan and Disclosure Statement, the Confirmation Order or any other Final Order of the Bankruptcy Court.

26. “Chapter 11 Cases” means the procedurally consolidated cases under chapter 11 of the Bankruptcy Code commenced by the Debtors, styled as DNIB Unwind, Inc. (f/k/a BIND Therapeutics, Inc.), et al., under Case No. 16-11084 (BLS), currently pending in the Bankruptcy Court.

27. “Claim” has the meaning set forth in Section 101(5) of the Bankruptcy Code.

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28. “Claims Objection Deadline” means the first Business Day that is one hundred and eighty (180) days after the Effective Date or such later date as may be approved by Order of the Bankruptcy Court upon motion of the Post-Effective Date Debtors or the Post-confirmation Liquidating Trustee.

29. “Class” means any group of substantially similar Claims or Equity Interests classified by this Combined Plan and Disclosure Statement pursuant to Sections 1122 and 1123(a)(1) of the Bankruptcy Code.

30. “Clerk” means the clerk of the Bankruptcy Court.

31. “Combined Plan and Disclosure Statement” means this combined disclosure statement and chapter 11 plan of liquidation including, without limitation, all exhibits, supplements, appendices and schedules hereto, either in their present form or as the same may be altered, amended or modified from time to time through the Confirmation Date.

32. “Confirmation Date” means the date on which the Confirmation Order is entered on the Docket.

33. “Confirmation Hearing” means the hearing held by the Bankruptcy Court to consider confirmation of the Combined Plan and Disclosure Statement pursuant to Section 1129 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

34. “Confirmation Notice” shall have the meaning set forth in Section VI.A.8. of this Combined Plan and Disclosure Statement.

35. “Confirmation Objection Deadline” means September 14, 2016 at 4:00 p.m. (Prevailing Eastern Time).

36. “Confirmation Order” means the Order of the Bankruptcy Court confirming the Combined Plan and Disclosure Statement pursuant to Section 1129 of the Bankruptcy Code.

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37. “Cowen” means Cowen and Company, LLC, the Debtors’ investment banker.

38. “Creditor” means any Person that is the Holder of a Claim against either of the Debtors.

39. “Debtors” means, collectively, DNIB Unwind, Inc. (f/k/a BIND Therapeutics, Inc.) and DNIB Subsidiary Corporation (f/k/a BIND Biosciences Security Corporation).

40. “Debtors-in-Possession” means the Debtors in their capacity as debtors-in-possession in the Chapter 11 Cases pursuant to Sections 1101, 1107(a) and 1108 of the Bankruptcy Code.

41. “Disputed” means any Claim that is listed on the Schedules as disputed, contingent or unliquidated, or which is objected to in whole or in part prior to the Claim Objection Deadline and that has not been resolved by settlement or Final Order.

42. “Distribution” means any distribution to the Holders of Allowed Claims or Allowed Equity Interests.

43. “Distribution Record Date” means August 30, 2016.

44. “Docket” means the docket in the Chapter 11 Cases maintained by the Clerk.

45. “DNIB Liquidation Trust” shall have the meaning set forth in the Liquidating Trust Agreement.

46. “Effective Date” means the date on which the conditions specified in Sections XIV.A. and XIV.B. of the Combined Plan and Disclosure Statement have been satisfied or waived.

47. “Entity” means an entity as defined in Section 101(15) of the Bankruptcy Code.

48. “Equity Interests” means all BIND Equity Interests, all BIND Security Equity Interests and all Other Equity Interests.

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49. “Estates” means the estates of the Debtors created upon the commencement of the Chapter 11 Cases pursuant to Section 541 of the Bankruptcy Code.

50. “Executory Contract” means any executory contract or unexpired lease as of the Petition Date between the Debtors and any other Person or Persons, specifically excluding contracts and agreements entered into pursuant to this Combined Plan and Disclosure Statement.

51. “Fee Claim” means a Claim under Sections 330(a), 331, or 503 of the Bankruptcy Code for compensation of a Professional or other Entity for services rendered or expenses incurred in the Chapter 11 Cases.

52. “File,” “Filed” or “Filing” means file, filed or filing with the Bankruptcy Court in the Chapter 11 Cases.

53. “Final Fee Application” means an application for final allowance of the Professional’s aggregate Fee Claim.

54. “Final Order” means an Order of the Bankruptcy Court or a Court of competent jurisdiction to hear appeals from the Bankruptcy Court, that has not been reversed, stayed, modified or amended and as to which the time to appeal, to petition for certiorari, or to move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending; provided, however, that the possibility that a motion under Rule 59 or 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or applicable state court rules of civil procedure, may be Filed with respect to such order shall not cause such order not to be a Final Order.

55. “First Day Declaration” means the Declaration of Andrew Hirsch, President and Chief Executive Officer of Bind Therapeutics, Inc., in Support of Chapter 11 Petitions and First Day Pleadings [Docket No. 11].

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56. “First Day Motions” means those motions enumerated in Section III.C.1. of this Combined Plan and Disclosure Statement.

57. “General Bar Date means August 30, 2016 at 5:00 p.m. (ET), as stated in the Notice of Deadline for Filing of Proofs of Claim, Including for Claims Asserted Under Section 503(B)(9) of the Bankruptcy Code [Docket No. 282], filed in the Bankruptcy Court on July 20, 2016.

58. “General Unsecured Claim” means any Claim against the Debtors that arose or is deemed by the Bankruptcy Code or Bankruptcy Court, as the case may be, to have arisen before the Petition Date and that is not: (i) an Administrative Expense Claim, (ii) a Priority Tax Claim, (iii) a Secured Claim, (iv) a Priority Non-Tax Claim, (v) an Affiliate Claim or (v) an Intercompany Claim.

59. “Governmental Bar Date” means October 31, 2016 at 5:00 p.m. (ET), which is the deadline for Governmental Units to file proofs of claim on account of pre-petition Claims against either of the Debtors.

60. “Governmental Unit” has the meaning set forth in Section 101(27) of the Bankruptcy Code.

61. “Holder” means the beneficial holder of any Claim or Equity Interest.

62. “Impaired” means “impaired” as the term is used in Sections 1123(a)(4) and 1124 of the Bankruptcy Code.

63. “Initial Equity Distribution” shall have the meaning set forth in Section X.G. of this Combined Plan and Disclosure Statement.

64. “Initial Equity Distribution Date” shall have the meaning set forth in Section X.G. of this Combined Plan and Disclosure Statement.

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65. “Insurance Policies” means all insurance policies of the Debtors.

66. “Intercompany Claims” means (i) any account reflecting intercompany book entries by one Debtor with respect to the other Debtor, or (ii) any Claim that is not reflected in such book entries and is held by a Debtor against the other Debtor, in each case accruing before or after the Petition Date through the Effective Date, including, but not limited to, any Claim for reimbursement, payment as guarantor or surety, or any Claim for contribution or expenses that were allocable between the Debtors.

67. “Interest” means, as it applies to Class 3 Claims, “simple interest” (i.e. the daily rate multiplied by the principal amount of the Allowed Claim multiplied by the number of calendar days from the Petition Date through and including the date of Distribution, on a basis of 12 equal months of thirty (30) days each) on Allowed Class 3 General Unsecured Claims from the Petition Date through the date such Allowed General Unsecured Claim is paid, at the applicable Interest Rate.

68. “Interest Rate” means the Federal Judgment Rate as of the Petition Date, subject to the right of the Post-Effective Date Debtors or the Post-confirmation Liquidating Trustee to object to such interest or otherwise enter into an agreement with the Holder of the Claim that establishes the applicable rate of interest.

69. “Lien” means any mortgage, pledge, deed of trust, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, including any “lien” as defined in Section 101(37) of the Bankruptcy Code, or a conditional sale contract, title retention contract or other contract to give any of the foregoing.

70. “Liquidating Trust Agreement” means an agreement in substantially the form as the agreement attached hereto as Exhibit A.

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71. “Order” means an order or judgment of the Bankruptcy Court as entered on the Docket.

72. “Ordinary Course Professionals Order” means the Order Under 11 U.S.C. §§ 105(a), 327, 330, and 331 Authorizing Employment and Payment of Professionals Utilized in Ordinary Course of Business [Docket No. 194], entered in the Chapter 11 Cases by the Bankruptcy Court on June 23, 2016.

73. “Other Equity Interests” means any equity interests in BIND other than BIND Equity Interests, including, but not limited to, all authorized and unissued and issued but not outstanding shares of common stock of BIND together with any warrants, options or contract rights to purchase or acquire such interests at any time.

74. “Person” means an individual, a corporation, a partnership, an association, a joint stock company, a joint venture, an estate, a trust, an unincorporated association or organization, a governmental unit or any agency or subdivision thereof or any other Entity.

75. “Petition Date” means May 1, 2016.

76. “Pfizer” means Pfizer Inc.

77. “Plan Documents” means this Combined Plan and Disclosure Statement, the Plan Supplement and all of the exhibits and schedules attached to any of the foregoing.

78. “Plan Supplement” means the appendix of schedules and exhibits to be Filed with the Bankruptcy Court at least fourteen (14) calendar days prior to the Confirmation Hearing, as may be modified and/or supplemented. The Plan Supplement may include any documents the Debtors deem appropriate.

79. “Post-confirmation Liquidating Trustee” means Geoffrey L. Berman, on behalf of Development Specialists, Inc., the person appointed pursuant to Article IX of this

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Combined Plan and Disclosure Statement to be the sole officer and director of the Post-Effective Date Debtors, to serve as trustee of the DNIB Liquidating Trust, and to carry out the duties and responsibilities set forth herein, in the Liquidating Trust Agreement, and in the Engagement Letter Agreement by and between the Debtors and Development Specialists, Inc., on behalf of the Estates and the Post-Effective Date Debtors.

80. “Post-Effective Date Debtors” means the Debtors from and after the Effective Date.

81. “Prepetition Credit Agreement” means that certain Amended and Restated Loan and Security Agreement, dated as of June 12, 2013 between BIND and the Prepetition Lender, as has been and may be amended, restated, supplemented or otherwise modified from time to time.

82. “Prepetition Documents” means the Prepetition Credit Agreement together with all other loan documents, security instruments and other documents related to, referenced in or executed in connection with the Prepetition Credit Agreement prior to the Petition Date.

83. “Prepetition Facility” means loans provided to BIND by the Prepetition Lender pursuant to the Prepetition Credit Agreement.

84. “Prepetition Lender” means Hercules Technology III, L.P.

85. “Prepetition Obligations” means BIND’s obligations under the Prepetition Credit Agreement.

86. “Prime Clerk” means Prime Clerk LLC.

87. “Priority Non-Tax Claim” means a Claim that is accorded priority in right of payment under Section 507 of the Bankruptcy Code, other than a Priority Tax Claim or an Administrative Expense Claim.

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88. “Priority Tax Claim” means a Claim that is entitled to priority under Section 507(a)(8) of the Bankruptcy Code.

89. “Pro Rata” means the proportion that an Allowed Claim or Allowed Equity Interest in a particular Class bears to the aggregate amount of Allowed Claims or Allowed Equity Interests in that Class.

90. “Professional” means any professional person employed in the Chapter 11 Cases pursuant to Section 327 or 363 of the Bankruptcy Code or otherwise pursuant to an Order of the Bankruptcy Court.

91. “Purchaser” means Pfizer.

92. “Rejection Bar Date” means the deadline to file a proof of claim for damages relating to the rejection of an Executory Contract, which, pursuant to the Bar Date Order, is the later of (a) the General Bar Date or (b) 5:00 p.m. (ET) on the date that is twenty (20) days from the date that the Debtors provide written notice of the rejection date to the affected creditor (unless the order authorizing such rejection provides otherwise).

93. “Related Persons” means, with respect to any Person, such Person’s predecessors, successors, assigns and present and former shareholders, affiliates (whether by operation of law or otherwise), subsidiaries, principals, employees, agents, officers, directors, managers, trustees, partners, members, professionals (including, without limitation, the Professionals), representatives, advisors, attorneys, financial advisors, accountants, investment bankers, and consultants, and any Person claiming by or through them.

94. “Sale Hearing” means the hearing on July 27, 2016 whereby the Bankruptcy Court approved the sale of substantially all of the Debtors’ assets to the Purchaser.

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95. “Sale Motion” means the Debtors’ Motion, Pursuant to Bankruptcy Code Sections 105(a), 363, 365, 503, and 507 and Bankruptcy Rules 2002, 3007, 6004, 6006, 9007, and 9014, for Entry of: (A) Order (I) Approving Bidding Procedures in Connection with Sale of Assets of the Debtors, (II) Approving Form and Manner of Notice, (III) Scheduling Auction and Sale Hearing, (IV) Authorizing Procedures Governing Assumption and Assignment of Certain Contracts and Unexpired Leases, and (V) Granting Related Relief and (B) Order (I) Approving Purchase Agreement, (II) Authorizing Sale Free and Clear of All Liens, Claims, Encumbrances, and Other Interests, and (III) Granting Related Relief [Docket No. 209] filed with the Bankruptcy Court on July 1, 2016.

96. “Schedules” means the schedules of assets and liabilities and the statement of financial affairs filed by each Debtor on June 15, 2016 [Docket Nos. 181 through 184] and any and all amendments and modifications thereto.

97. “Secured Claim” means a Claim (i) that is secured by a Lien on property in which the Estates have an interest, which Lien is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable state law, or a Claim that is subject to a valid right of the Creditor of setoff against amounts owed to the Debtors; (ii) to the extent of the value of the Holder’s interest in the Estates’ interest in such property or to the extent of the amount subject to a valid right of setoff, as applicable; and (iii) the amount of which (A) is undisputed by the Debtors or (B) if disputed by the Debtors, such dispute is settled by written agreement between the Debtors or the Post-confirmation Liquidating Trustee and the Holder of such Claim or determined, resolved, or adjudicated by Final Order.

98. “Statutory Fees” means any and all fees payable to the UST pursuant to Section 1930 of title 28 of the United States Code and any interest thereupon.

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99. “Unclaimed Distribution Deadline” means ninety (90) days from the date the Post-confirmation Liquidating Trustee and/or the Post-Effective Date Debtors make a Distribution of Cash or other property under the Combined Plan and Disclosure Statement to a Holder of an Allowed Claim or Allowed Equity Interest.

100. “Unclaimed Distribution” means a Distribution that is not claimed by a Holder of an Allowed Claim or Allowed Equity Interest on or prior to the Unclaimed Distribution Deadline.

101. “Unimpaired” means not Impaired.

102. “UST” means the Office of the United States Trustee for the District of Delaware.

103. “Wind-Down Expenses” means any reasonable costs and expenses necessary to wind down the Estates and/or the Debtors after the Effective Date, including, without limitation, any reasonable compensation and reimbursement of expenses paid to the Post-confirmation Liquidating Trustee, professionals and consultants retained by the Post-confirmation Liquidating Trustee, and the payment of statutory fees and taxes required to be paid in connection with dissolving the Debtors.

B.	Interpretation; Application of Definitions and Rules of Construction

Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include both the singular and the plural and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter. Unless otherwise specified, all section, article, schedule or exhibit references in this Combined Plan and Disclosure Statement are to the respective section in, Article of, Schedule to, or Exhibit to the Combined Plan and Disclosure Statement. The words “herein,” “hereof,” “hereto,” “hereunder” and other words of similar import refer to this Combined Plan and Disclosure Statement as a

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whole and not to any particular section, subsection or clause contained in the Combined Plan and Disclosure Statement. The rules of construction contained in Section 102 of the Bankruptcy Code shall apply to the construction of this Combined Plan and Disclosure Statement. A term used herein that is not defined herein, but that is used in the Bankruptcy Code, shall have the meaning ascribed to that term in the Bankruptcy Code. The headings in this Combined Plan and Disclosure Statement are for convenience of reference only and shall not limit or otherwise affect the provisions of this Combined Plan and Disclosure Statement.

III. BACKGROUND AND DISCLOSURES

On the Petition Date, the Debtors filed voluntary petitions for relief pursuant to chapter 11 of the Bankruptcy Code initiating these Chapter 11 Cases. After the Petition Date, the Debtors have remained in possession of their assets and management of their business as debtors-in-possession pursuant to Sections 1107 and 1108 of the Bankruptcy Code.

A.	General Background

Below is a summary of the Debtors’ business and organizational structure, and the events leading to the Debtors’ Chapter 11 filings.2 In addition, below is a summary of certain of the key events in the Chapter 11 Cases.

1.	BIND

a.	BIND Overview

BIND was incorporated under the laws of the state of Delaware on May 19, 2006 under the name BIND Biosciences, Inc. In April 2013, BIND Biosciences, Inc. changed its name to BIND Therapeutics, Inc. On September 25, 2013, BIND completed an initial public offering of its common stock and was listed on The NASDAQ Stock Market under the symbol

[2]	Further information regarding such matters can be found in the First Day Declaration, which is incorporated by reference herein. Copies of the First Day Declaration and all other filings in the Chapter 11 Cases can be obtained and viewed free of charge at the following web address: http://cases.primeclerk.com/BIND.

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“BIND”. As of April 27, 2016, BIND had 20,886,802 common shares outstanding, of which approximately 2,800,000 were held by insiders. As of December 31, 2015, BIND also had approximately 3,245,780 and 2,399,117 in stock options and warrants outstanding, respectively. BIND is the direct parent of BIND Security and BIND Russia. On August 1, 2016, BIND’s common stock was suspended from trading on The NASDAQ Global Select Market and is currently quoted on an over-the-counter market.

Until August 1, 2016, BIND operated as a biotechnology company developing novel targeted therapeutics, primarily for the treatment of cancer. Its product candidates were based on proprietary polymeric nanoparticles called ACCURINS®, polymeric nanoparticles that incorporate therapeutic payloads with diverse physical and chemical properties, provide prolonged circulation within the bloodstream, enable targeting of the diseased tissue or cells, and provide for the controlled and timely release of the therapeutic payload. ACCURINS® have the potential to achieve therapeutic outcomes not currently possible with conventional treatment modalities. BIND previously engaged in the development of ACCURINS® with three different therapeutic objectives, both through internal research programs and with collaborators: (i) innovative medicines – designing new therapeutic approaches by combining novel targeting methods and new classes of therapeutic payloads; (ii) enabling potent pathway inhibitors – enabling greater inhibition of important cellular pathways where that level of inhibition has been unachievable due to off target toxicity; and (iii) differentiated efficacy with approved drugs – improving upon safety and efficacy with previously approved chemotherapeutic agents.

Prior to August 1, 2016, BIND manufactured ACCURINS® using a highly specialized, self-assembly manufacturing process that was the backbone of its Medicinal Nanoengineering® platform and had more than five issued U.S. patents relating to the Accurin manufacturing processes.

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BIND had a pilot manufacturing facility in Cambridge, Massachusetts prior to August 1, 2016, but relied on third-party contract manufacturers for all of its required raw materials, therapeutic payload, and finished product for its preclinical research and clinical trials. BIND had also invested in a dedicated compounding space at a contract manufacturer, and employed internal resources to manage its third-party contract manufacturers.

b.	Collaborations

Prior to August 1, 2016, BIND had collaboration agreements with Pfizer and AstraZeneca AB. In addition, BIND also had research agreements with F. Hoffmann-La Roche Ltd., Merck & Co., Macrophage Therapeutics (a subsidiary of Navidea Biopharmaceuticals), Synergy Pharmaceuticals, and PeptiDream, Inc. to develop applications of BIND’s Accurin technology.

BIND’s collaboration agreements generally required the collaborator to pay all of the development costs associated with the Accurin, including those incurred by BIND. The upfront and potential milestone payments received under these agreements also provided BIND with additional capital resources to develop its own proprietary pipeline of ACCURINS®.

c.	Intellectual Property

Prior to August 1, 2016, BIND owned more than 20 issued U.S. patents and had filed more than 40 pending U.S. provisional and non-provisional patent applications relating to its Medicinal Nanoengineering® platform, as well as issued and pending foreign counterparts to many of these patents and patent applications.

Furthermore, BIND had licenses to more than 10 U.S. patents and six pending patent applications, as well as several pending foreign counterparts to many of these patents and patent applications that also relate to its Medicinal Nanoengineering® platform. BIND licensed the majority of these licensed patents and patent applications on an exclusive basis.

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In June 2007, BIND and Massachusetts Institute of Technology entered into a license agreement, which was amended in November 2008 and April 2013. Pursuant to the license agreement, Massachusetts Institute of Technology granted BIND a worldwide license under certain periods and patent applications generally relating to targeted nanoparticles and methods of making targeted nanoparticles to develop and commercialize licensed products and processes for all therapeutic and diagnostic uses and as research reagents, subject to certain exceptions.

In February 2009, BIND and The Johns Hopkins University entered into a license agreement, which was amended in January 2013, pursuant to which The John Hopkins University granted BIND an exclusive, worldwide license under some of its intellectual property rights relating to nanoparticles targeting prostate-specific membrane antigen in all fields of use.

In January 2013, BIND entered into a license agreement with Yale University, pursuant to which Yale University granted BIND an exclusive, worldwide license under specified intellectual property rights relating to targeted and high density drugloaded polymeric materials to develop and commercialize licensed products and to practice licensed methods for the treatment of cancer.

d.	Headquarters and Employees

Prior to August 1, 2016, BIND’s headquarters were located in Cambridge, Massachusetts, where BIND occupied approximately 51,000 square feet of office and laboratory space.3 As of the Petition Date, BIND had 65 full-time employees, approximately 50 of whom were primarily engaged in research and development activities. None of BIND’s employees

[3]	BIND also leases office and laboratory space in Moscow, Russia.

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were represented by a labor union. Following the closing of the sale of substantially all of its assets to Pfizer on August 1, 2016, BIND currently has no employees and no business operations. On August 3, 2016, the Debtors filed the Debtors’ Motion for Order Authorizing the Debtors to (I) Employ Development Specialists, Inc. to Provide Interim Management Services Pursuant to 11 U.S.C. § 363, and (II) Designate Geoffrey L. Berman as (A) Chief Restructuring Officer of DNIB Unwind, Inc. and (B) President of DNIB Subsidiary Corporation, Nunc Pro Tunc to August 1, 2016 [Docket No. 340] (the “CRO Retention Motion”) seeking to employ and retain Development Specialists, Inc. to provide interim management services to the Debtors and to designate Mr. Berman as the Chief Restructuring Officer of BIND and President of BIND Security as of August 1, 2016. The Bankruptcy Court entered an order granting the relief requested in the CRO Retention Motion on August 22, 2016 [Docket No. 376].

e.	Prepetition Credit Agreement

As of the Petition Date, BIND was party to that certain Prepetition Credit Agreement, with the Prepetition Lender, pursuant to which the Prepetition Lender provided loans to BIND. As of the Petition Date, the principal amount outstanding under the Prepetition Documents was not less than $13.2 million (together with any amounts incurred or accrued but unpaid prior to the Petition Date in accordance with the Prepetition Documents, including, without limitation, accrued and unpaid interest (including at applicable default rates), any fees, expenses and disbursements (including, without limitation, reasonable attorneys’ and other professionals’ fees, related expenses and disbursements), reimbursement obligations, indemnification obligations, and other charges, amounts and costs of whatever nature owing, whether or not contingent, whenever arising, accrued, accruing, due, owing, or chargeable in respect of BIND’s obligations pursuant to the Prepetition Documents relating solely to the loans provided thereunder).

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To secure the Prepetition Obligations, and pursuant to the Prepetition Documents, BIND granted to the Prepetition Lender security interests in and liens on certain assets of BIND as described in the Prepetition Documents, including, without limitation, (a) Receivables; (b) Equipment; (c) Fixtures; (d) General Intangibles; (e) Inventory; (f) Investment Property; (g) Deposit Accounts; (h) Cash; (i) Goods; and (j) other tangible and intangible personal property of BIND owned, leased, consigned by or to, or acquired by BIND wherever located; and, to the extent not otherwise included, all Proceeds of each of the forgoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing.4

2.	BIND Security

BIND Security, which was founded in December 2007, buys and sells securities on its own behalf and not as a broker. As a result of certain restrictions in the Prepetition Credit Agreement, BIND has not made any investments into BIND Security since February 11, 2015. BIND Security currently has no employees and no business operations. BIND Security is a direct, wholly-owned subsidiary of BIND.

B.	Events Precipitating the Chapter 11 Filing

These Chapter 11 Cases were precipitated by a Notice of Default, dated April 26, 2016, issued by the Prepetition Lender notifying the Debtors of purported Events of Default under the Prepetition Credit Agreement and demanding immediate payment in full of all amounts due under the Prepetition Facility.

The following is a brief description of certain material events that have occurred during the Chapter 11 Cases.

[4]	Capitalized terms used in this subsection but not otherwise defined herein shall have the meanings set forth in the Prepetition Credit Agreement.

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C.	The Chapter 11 Cases

1.	First Day Orders

On the Petition Date, in addition to the voluntary petitions for relief filed by the Debtors, the Debtors filed a number of motions and applications seeking certain “first day” relief. A summary of the relief obtained pursuant to the First Day Motions is set forth below:

•	Joint Administration Motion. Pursuant to the Motion of Debtors for Order Under Fed. R. Bankr. P. 1015 and Del. Bankr. L.R. 1015-1 Authorizing Joint Administration of Chapter 11 Cases [Docket No. 2], the Bankruptcy Court entered an Order [Docket No. 29] authorizing the joint administration of the Chapter 11 Cases for procedural purposes only.

•	Application to Retain Prime Clerk LLC. Pursuant to the Debtor’s Application for Appointment of Prime Clerk LLC as Claims and Noticing Agent [Docket No. 3], the Bankruptcy Court entered an Order [Docket No. 36] appointing Prime Clerk LLC as claims and noticing agent for the Chapter 11 Cases.[5]

•	Utilities Motion. Pursuant to the Motion of Debtors for Interim and Final Orders (A) Prohibiting Utility Providers from Altering, Refusing or Discontinuing Service; (B) Approving the Debtors’ Proposed Adequate Assurance of Payment for Postpetition Services; and (C) Establishing Procedures for Resolving Requests for Additional Adequate Assurance Payment [Docket No. 4], the Bankruptcy Court entered Interim and Final Orders [Docket Nos. 33 & 166] that, among other things, prohibited Utility Providers[6] from altering, refusing or discontinuing service, approved the Debtors’ Proposed Adequate Assurance of payment for postpetition services, and established procedures for resolving requests for additional adequate assurance of payment.

•	Insurance Motion. Pursuant to the Motion of Debtors for Order Under 11 U.S.C. §§ 105 and 363 (A) Authorizing Continuation of, and Payment of Prepetition Obligations Incurred in the Ordinary Course of Business in Connection with, Various Insurance Policies, and (B) Authorizing Banks to Honor and Process Checks and Electronic Transfer Requests Related Thereto [Docket No. 5], the Bankruptcy Court entered an Order [Docket No. 30] authorizing the payment of prepetition obligations incurred in the ordinary course of business in connection with the Debtors’ various insurance policies.

[5]	Additionally, on May 24, 2016, the Bankruptcy Court entered an order [Docket No. 155] authorizing the Debtors to retain Prime Clerk, pursuant to Section 327(a) of the Bankruptcy Code, to serve as administrative advisor to the Debtors in the provision of certain administrative services falling outside the scope of 28 U.S.C. § 156(c).
[6]	Capitalized terms used in Section III.C.1. but not otherwise defined herein shall have the meanings set forth in the Motions and Orders in which the capitalized terms are defined, unless otherwise indicated herein.

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•	Tax Motion. Pursuant to the Motion of Debtors for Order Under 11 U.S.C. §§ 105(a), 363(b), 506(a), 507(a)(8), and 541 and Fed. R. Bankr. P. 6003 Authorizing Payment of Prepetition Taxes and Fees [Docket No. 6], the Bankruptcy Court entered an Order [Docket No. 151], authorizing the Debtors to pay any prepetition Taxes and Fees owing to the Taxing Authorities.

•	Cash Management Motion. Pursuant to the Motion of Debtors for Interim and Final Orders Pursuant to 11 U.S.C. §§ 105(a), 345, 363 and 364, Fed. R. Bankr. P. 6003, and Del. Bankr. L.R. 2015-2 and 4001-3 (I) Authorizing Continued Use of Existing Cash Management System, Including Maintenance of Existing Bank Accounts, Checks, and Business Forms, and (II) Authorizing Continuation of Existing Deposit Practices [Docket No. 7], the Bankruptcy Court entered Interim and Final Orders [Docket Nos. 32 & 158], that, among other things, (i) authorized the Debtors to continue to maintain and use their existing cash management system, (ii) granted the Debtors a waiver of certain bank account and related requirements of the UST to the extent that such requirements are inconsistent with the Debtors’ practices under their existing cash management system, and (iii) authorized the Debtors to continue to maintain and use their existing deposit practices notwithstanding the provisions of Bankruptcy Code Section 345(b).

•	Wage Motion. Pursuant to the Motion of Debtors for Entry of Interim and Final Orders (A) Authorizing Payment of Certain Prepetition Workforce Claims, Including Wages, Salaries, and Other Compensation, (B) Authorizing Payment of Certain Employee Benefits and Confirming Right to Continue Employee Benefits on Postpetition Basis, (C) Authorizing Payment of Reimbursement to Employees for Expenses Incurred Prepetition, and, (D) Authorizing Payment of Withholding and Payroll-Related Taxes, (E) Authorizing Payment of Workers’ Compensation Obligations, and (F) Authorizing Payment of Prepetition Claims Owing to Administrators and Third-Party Providers [Docket No. 8], the Bankruptcy Court entered Interim and Final Orders [Docket Nos. 34 & 153], authorizing: (i) payment of certain prepetition workforce claims; (ii) payment of certain employee benefits and confirming the Debtors’ right to continue employee benefits on a postpetition basis; (iii) payment of reimbursement to employees for expenses incurred prepetition; (iv) payment of withholding and payroll-related taxes; (v) payment of workers’ compensation obligations; and (vi) payment of prepetition claims owing to administrators and third-party providers.

•	Cash Collateral Motion. Pursuant to the Motion of Debtors for Interim and Final Orders Pursuant to 11 U.S.C. §§ 105, 361, 362, 363, and 364 (I) Authorizing Use of Cash Collateral, (II) Granting Adequate Protection, (III) Scheduling a Final Hearing and (IV) Granting Related Relief [Docket No. 9], the Bankruptcy Court entered the Interim Order, the Final Order, the Amended Final Order, and the Second Amended Final Order [Docket Nos. 31, 129, 188, and 224] that, among other things, (i) authorized the debtors to use Cash Collateral pursuant to an agreed budget for a specified period of time and (ii) granted adequate protection to the Prepetition Lender.

•	Equity Trading Motion. Pursuant to the Motion of Debtors for Order Establishing Notice and Hearing Procedures for Trading in Equity Securities in the Debtors [Docket No. 10], the Bankruptcy Court entered an Interim Order [Docket No. 35] establishing notice and hearing procedures that must be satisfied before certain transfers of equity securities in BIND or of any beneficial interests therein are deemed effective.

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2.	Appointment of the Committee

A committee of unsecured creditors has not been appointed for these Chapter 11 Cases.

3.	Employment of Professionals and Advisors

On May 24, 2016, the Bankruptcy Court entered Orders [Docket Nos. 156 & 157] authorizing the Debtors to retain Richards, Layton & Finger, P.A. and Latham & Watkins LLP, as bankruptcy co-counsel to the Debtors. On May 26, 2016 the Bankruptcy Court entered an Order [Docket No. 165] authorizing the Debtors to retain Cowen as investment banker to the Debtors. On June 23, 2016 the Bankruptcy Court entered an Order [Docket No. 195] authorizing the Debtors to retain IPmetrics LLC as the Debtors’ intellectual property valuation expert. The Debtors have also retained several ordinary course professionals, including Deloitte Tax LLP and Goodwin Procter LLP, in the Chapter 11 Cases pursuant to the procedures set forth in the Ordinary Course Professionals Order [Docket No. 194].

4.	Sale of BIND’s Assets

Prior to the Petition Date, the Debtors retained Cowen to serve as their investment banker. Cowen worked with the Debtors to effectuate a sale of the Debtors’ assets. As a result of Cowen and the Debtors’ efforts, the Debtors received an offer from Pfizer for the purchase of substantially all of Debtors’ assets. The Debtors accepted Pfizer’s bid, subject to better and higher offers. On July 1, 2016, the Debtors entered into an asset purchase agreement (the “Stalking Horse Agreement”) with Pfizer, pursuant to which Pfizer agreed to acquire substantially all of the Debtors’ assets and assume certain of the Debtors’ liabilities (the “Acquisition”) for an aggregate purchase price of $19.75 million.

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Also on July 1, 2016, the Debtors filed the Sale Motion, and on July 7, 2016, the Bankruptcy Court entered the Bidding Procedures Order, that among other things, (i) established bidding procedures to govern the sale of the Debtors’ assets (the “Bidding Procedures”) and approved certain bid protections in connection therewith; (ii) authorized Pfizer to serve as the stalking horse bidder; (iii) approved the form and manner of notice of the Bidding Procedures; (iv) scheduled an auction to sell the Debtors’ assets (the “Auction”) and the Sale Hearing; and (v) authorized procedures governing the assumption and assignment of certain executory contracts and unexpired leases.

Following the Bidding Procedures Order, the Debtors received bids from two (2) additional bidders prior to the bid deadline on July 22, 2016. On July 25 and 26, 2016, the Debtors held the Auction pursuant to Section 363 of the Bankruptcy Code at which Pfizer submitted the highest or best offer for the purchase of substantially all of the Debtors’ assets. On July 26, 2016, following the Auction, the Debtors amended the Stalking Horse Agreement (as amended, the “APA”) to, among other things, increase the purchase price of the Acquisition to $40 million, increase the number of contracts assigned to Pfizer and include additional liabilities assumed by Pfizer. On July 27, 2016, the Bankruptcy Court entered an Order [Docket No. 313] approving: (i) the sale of substantially all of the assets of the Debtors pursuant to the Bidding Procedures Order; (ii) the entry into, performance under, and terms and conditions of the APA by and between the Debtors and Pfizer pursuant to which Pfizer agreed to pay $40,000,000.00 for substantially all of the Debtors’ assets; and (iii) the assumption and assignment to Pfizer of certain executory contracts and unexpired leases of the Debtors designated for assumption and

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assignment. The sale of substantially all of BIND’s assets to Pfizer closed on August 1, 2016. The sale was subject to a $1.975 million holdback, which is being held in escrow until December 1, 2016 pursuant to the terms of the APA. The Debtors’ receipt of some portion, or the entire amount, of the holdback depends on the claims, if any, asserted by Pfizer against the holdback prior to December 1.

5.	Claims Process and Bar Date

a.	Section 341(a) Meeting of Creditors

On June 2, 2016, the UST commenced the meeting of creditors in the Chapter 11 Cases pursuant to Section 341(a) of the Bankruptcy Code. The meeting was adjourned and resumed and concluded on July 26, 2016.

b.	Schedules and Statements

Each of the Debtors filed its Schedules with the Bankruptcy Court on June 15, 2016. Subsequently, BIND amended and modified Schedule G on June 17, 2016, July 7, 2016, July 14, 2016, July 25, 2016 and August 31, 2016 [Docket Nos. 187, 227, 245, 301, and 392] and Schedule E/F on June 27, 2016 and August 31, 2016 [Docket Nos. 200 and 392].

c.	Bar Dates

Pursuant to the Bar Date Order, the Bankruptcy Court established (i) August 30, 2016 at 5:00 p.m. (ET) as the deadline for Creditors (other than Governmental Units) to file proofs of claim in the Chapter 11 Cases; (ii) October 31, 2016 at 5:00 p.m. (ET) as the deadline for Governmental Units to file proofs of claim in the Chapter 11 Cases; and (iii) the Rejection Bar Date (collectively, the “Bar Dates”). Notice of the Bar Dates was served on all potential creditors of the Debtors’ Estates within five (5) business days after the entry of the Bar Date Order on July 20, 2016.

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D.	Certain Federal Income Tax Consequences

The confirmation and execution of this Combined Plan and Disclosure Statement may have tax consequences to Holders of Claims and Equity Interests. The Debtors do not offer an opinion as to any federal, state, local or other tax consequences to Holders of Claims and Equity Interests as a result of the confirmation of this Combined Plan and Disclosure Statement. All Holders of Claims and Equity Interests are urged to consult their own tax advisors with respect to the federal, state, local and foreign tax consequences of this Combined Plan and Disclosure Statement. This Combined Plan and Disclosure Statement is not intended, and should not be construed, as legal or tax advice to any Creditor, Equity Interest Holder or other party in interest.

E.	Alternate Plan

If this Combined Plan and Disclosure Statement is not confirmed, the Debtors, or any other party in interest could attempt to formulate a different plan. The additional costs, including, among other amounts, additional professional fees or asserted substantial contribution claims, all of which would constitute Administrative Expense Claims (subject to allowance), however, may be so significant that one or more parties in interest could request that the Chapter 11 Cases be converted to chapter 7. Accordingly, the Debtors believe that the Combined Plan and Disclosure Statement enables Creditors to realize the best return under the circumstances.

F.	The Sale

Even prior to the filing of these Chapter 11 Cases, Cowen was engaged to assist the Debtors in reviewing and analyzing their operations, properties, financial condition and prospects; assisting them in evaluating potential transaction alternatives and strategies and identifying financial and/or strategic institutional investors or other investors who might have been interested in participating in a transaction; and advising them as to potential mergers or

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acquisitions, and the sale or other disposition of any of their businesses or assets. Cowen engaged in an extensive marketing process, both before and after the Petition Date, in an effort to locate a potential buyer for the Debtors’ assets. One hundred thirty potential buyers were contacted during the marketing process, fourteen of which executed non-disclosure agreements and six of which participated in management presentations in May and June 2016. Following substantial due diligence efforts and extensive discussions, two potential buyers emerged on June 27, 2016. The Debtors determined that the offer made by Pfizer was substantially more attractive, and therefore, the Debtors accepted Pfizer’s bid, subject to better or higher offers. Following Pfizer’s bid, the Debtors received offers from other potential buyers. On July 25 and 26, 2016, the Debtors held the Auction and Pfizer emerged as the winning bidder. The sale to Pfizer was approved by the Bankruptcy Court pursuant to the Sale Order on July 27, 2016 and closed on August 1, 2016. Immediately upon closure of the sale to Pfizer and receipt of the sale proceeds, the Debtors paid $9,115,956.91 to the Prepetition Lender in full satisfaction of its claims against BIND.

The allowance, classification and treatment of Allowed Claims and Allowed Equity Interests provided for herein takes into account the relative priority and rights of such Claims and Equity Interests in connection with any contractual, legal and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, Section 510 of the Bankruptcy Code or otherwise.

The Debtors believe this Combined Plan and Disclosure Statement is beneficial to all of the Debtors’ Creditors. The Debtors estimate Allowed General Unsecured Claims in Class 3 of approximately $5.2 million and, pursuant to this Combined Plan and Disclosure Statement, such Holders shall be paid in full should the Debtors’ estimate of the amount of Allowed Class 3

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Claims be correct. Additionally, all non-Debtor Affiliate Claims are being subordinated to other General Unsecured Claims and will be paid in full. However, the Debtors are not aware of the existence of any non-Debtor Affiliate Claims.

The Debtors worked in good faith to establish the terms of this Combined Plan and Disclosure Statement, which, as described further below, will provide Holders of Allowed Claims with immediate Distributions of Cash.

For all these reasons, the Debtors believe this Combined Plan and Disclosure Statement is in the best interests of their Estates.

G.	Best Interests Test

Section 1129(a)(7) of the Bankruptcy Code requires that each Holder of an Impaired claim or interest either (a) accept the plan or (b) receive or retain under plan property of a value, as of the Effective Date, that is not less than the value such Holder would receive if the debtors were liquidated under chapter 7 of the Bankruptcy Code. Because the majority of the Debtors’ assets have already been liquidated to Cash pursuant to the Acquisition, the value of any Distributions to Holders of Equity Interests if the Debtors’ Chapter 11 Cases were converted to cases under chapter 7 of the Bankruptcy Code would be less than the value of Distributions under this Combined Plan and Disclosure Statement. This is because conversion of the Chapter 11 Cases to chapter 7 cases would require the appointment of a chapter 7 trustee, and in turn, such chapter 7 trustee’s likely retention of new professionals. The “learning curve” that the trustee and new professionals would be faced with comes with potential additional costs to the Estates and with a delay compared to the time of Distributions under this Combined Plan and Disclosure Statement. Furthermore, a chapter 7 trustee would be entitled to statutory fees relating to the Distributions of the already monetized assets made to creditors. Accordingly, a portion of the cash currently available for Distribution to Holders of Allowed Equity Interests would instead be paid to the chapter 7 trustee.

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As a result, the Debtors believe that the Estates would have fewer funds available for distribution in a hypothetical chapter 7 liquidation than they would if this Combined Plan and Disclosure Statement is confirmed, and therefore Holders of Allowed Equity Interests will recover less in the hypothetical chapter 7 cases. Accordingly, the Debtors believe that the “best interest” test of Bankruptcy Code Section 1129 is satisfied.

H.	Releases by the Debtors

The release provisions set forth in Articles XII.B. of this Combined Plan and Disclosure Statement are an integral part of this Combined Plan and Disclosure Statement.

I.	Certain Risk Factors to be Considered

Holders of Claims and Equity Interests should read and consider carefully the risk factors below, as well as the other information set forth in this Combined Plan and Disclosure Statement, the documents attached to this Combined Plan and Disclosure Statement, and the documents referred to or incorporated by reference in this Combined Plan and Disclosure Statement. These factors should not be regarded as constituting the only risks present in connection with this Combined Plan and Disclosure Statement and its implementation.

1.	Risk Factors that May Affect the Debtors’ Ability to Consummate this Combined Plan and Disclosure Statement

a.	Debtors May Not Be Able to Secure Confirmation of this Combined Plan and Disclosure Statement

As is described in greater detail in Section VI.A.3 below, Section 1129 of the Bankruptcy Code sets forth the requirements for confirmation of a chapter 11 plan. While, as set forth below, the Debtors believe that this Combined Plan and Disclosure Statement complies with or will comply with all such requirements, there can be no guarantee that the Bankruptcy Court will agree.

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b.	Risk of Non-Occurrence of the Effective Date

Although the Debtors believe that the Effective Date will occur and may occur quickly after the Confirmation Date, there can be no assurance as to such timing, or as to whether the Effective Date will, in fact, occur.

c.	Parties May Object to the Classification of Claims and Equity Interests

Section 1122 of the Bankruptcy Code provides that a plan may place a claim or an equity interest in a particular class only if such claim or equity interest is substantially similar to the other claims or equity interests in such class. As is described in greater detail in Section VI.A.4 below, the Debtors believe that the classification of Claims and Equity Interests under the Combined Plan and Disclosure Statement complies with the requirements set forth in the Bankruptcy Code. Nevertheless, there can be no assurance the Bankruptcy Court will reach the same conclusion.

2.	Risk Factors that may Affect Distributions under this Combined Plan and Disclosure Statement

The estimates of Allowed Claims and recoveries for Holders of Allowed Claims set forth in this Combined Plan and Disclosure Statement are based on various assumptions. Should one or more of the underlying assumptions ultimately prove to be incorrect, the actual Allowed amounts of Claims may vary significantly from the estimated Claims contained in this Combined Plan and Disclosure Statement. Moreover, the Debtors cannot determine with any certainty at this time the number or amount of Claims that will ultimately be Allowed. Such differences may materially and adversely affect, among other things, the recoveries to Holders of Allowed Claims and Allowed Equity Interests under this Combined Plan and Disclosure Statement.

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IV. TREATMENT OF UNCLASSIFIED CLAIMS

A.	Administrative Expense Claims

Requests for Administrative Expense Claims must be filed by no later than the Administrative Expense Bar Date. On the Effective Date or as soon thereafter as is practical, each Holder of an Allowed Administrative Expense Claim shall receive payment in full in Cash of the Allowed amount of such Claim (as determined by settlement or Final Order of the Bankruptcy Court) or such other treatment as may be agreed upon by such Holder of an Allowed Administrative Expense Claim on the Effective Date. Notwithstanding anything to the contrary herein, all Administrative Expense Claims based on the fees and expenses of Professionals shall only be paid after Court authorization.

Fees Claims that are charged and incurred from and after August 1, 2016 are projected to be no more than $2,000,000, not including the success fee owed to Cowen, which fees and expenses include, without limitation: the fees and expenses of the Debtors’ professionals associated with (a) drafting, negotiation and confirmation of this Combined Plan and Disclosure Statement, and (b) claims objections/reconciliation for Claims, and Distributions under the Plan.

B.	Priority Tax Claims

On the Effective Date or as soon thereafter as is practical, each Holder of an Allowed Priority Tax Claim, if any, shall receive payment in full in Cash of the Allowed amount of such Claim (as determined by settlement or Final Order of the Bankruptcy Court), or such other treatment as may be agreed upon by such Holder of an Allowed Priority Tax Claim. Allowed Priority Tax Claims are projected to be approximately $207,000.

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C.	Payment of Statutory Fees

All Statutory Fees incurred prior to the Effective Date shall be paid by the Debtors on the Effective Date. After the Effective Date, the Post-confirmation Liquidating Trustee shall pay any and all such fees when due and payable, and shall file with the Bankruptcy Court quarterly reports in a form reasonably acceptable to the UST. Notwithstanding the limited substantive consolidation of the Debtors called for in this Combined Plan and Disclosure Statement, each of the Debtors shall remain obligated to pay quarterly fees to the UST until the earliest of that particular Debtor’s case being closed, dismissed or converted to a case under chapter 7 of the Bankruptcy Code.

V. SUMMARY OF DEBTORS’ ASSETS; SUMMARY OF TREATMENT OF CLAIMS AND EQUITY INTERESTS AND ESTIMATED RECOVERIES

A.	Summary of Assets

Asset	Estimated Value as of 8/15/2016
Cash and Cash Equivalents	approximately $	28,000,000
Accounts Receivable and Deposits	approximately $	5,200,000	[7]

[7]	This amount does not include the $1.975 million holdback held in escrow pursuant to the APA.

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B.	Summary of Treatment of Claims and Equity Interests and Estimated Recoveries

The following chart provides a summary of treatment of each Class of Claims and Equity Interests (other than Administrative Expense Claims and Priority Tax Claims) and an estimate of the recoveries of each Class.8 The treatment provided in this chart is for informational purposes only and is qualified in its entirety by Article VII of the Combined Plan and Disclosure Statement.

Class	Estimated Allowed Claims	Treatment / Voting Status	Estimated Recovery to Holders of Allowed Claims and Equity Interests[9]
Class 1 – Secured Claims	Undetermined	Unimpaired / Deemed to Accept	100%
Class 2 – Priority Non-Tax Claims	$0.00	Unimpaired / Deemed to Accept	100%
Class 3 – General Unsecured Claims	$5,200,000.00	Unimpaired / Deemed to Accept	100%
Class 4 – Affiliate Claims	$0.00	Unimpaired / Deemed to Accept	100%
Class 5 – Intercompany Claims	$0.00	Unimpaired / Deemed to Accept	100%
Class 6 – BIND Equity Interests	N/A	Impaired / Deemed to Reject	Undetermined
Class 7 – BIND Security Equity Interests	N/A	Impaired / Deemed to Reject	0%
Class 8 – Other Equity Interests	N/A	Impaired / Deemed to Reject	0%

VI. CONFIRMATION PROCEDURES

A.	Confirmation Procedure

1.	Confirmation Hearing

A hearing before the Honorable Brendan L. Shannon has been scheduled for September 21, 2016 at 1:00 p.m. (ET), at the Bankruptcy Court, 824 North Market Street, 6th Floor, Courtroom No. 1, Wilmington, Delaware 19081 to (A) approve the Combined Plan and Disclosure Statement as providing adequate information pursuant to Section 1125 of the

[8]	The amounts represent estimated Allowed Claims, and do not represent amounts actually asserted by the Creditors in proofs of claim or otherwise. The Debtors have not completed their analysis of Claims in the Chapter 11 Cases and objections to such Claims have not been fully litigated. Therefore, there can be no assurances of the exact amount of the Allowed Claims at this time. Rather, the actual amount of the Allowed Claims may be more or less than estimated.
[9]	The estimated percentage recovery is based upon, among other things, an estimate of the Allowed Claims in the Chapter 11 Cases. As set forth above in footnote 8, the actual amount of the Allowed Claims may be more or less than estimated. Thus the actual recoveries may be higher or lower than projected depending upon, among other things, the amounts and priorities of Claims that are actually Allowed by the Bankruptcy Court.

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Bankruptcy Code and (B) consider confirmation of the Combined Plan and Disclosure Statement pursuant to Section 1129 of the Bankruptcy Code. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice, except for an announcement of the adjourned date made at the Confirmation Hearing or by Filing a notice with the Bankruptcy Court.

2.	Procedure for Objections

Any objection to confirmation of this Combined Plan and Disclosure Statement must: (i) be in writing, (ii) conform to the Bankruptcy Rules and Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the District of Delaware, and (iii) be filed with the Bankruptcy Court and served so as to be actually received on or before September 14, 2016 at 4:00 p.m. (ET), by (i) counsel for the Debtors, (a) Latham & Watkins LLP, 355 South Grand Avenue, Los Angeles, CA 90071-1560 (Attn: Peter M. Gilhuly, Esq.) (Facsimile: 213-891-8763) and (b) Richards, Layton & Finger, P.A., One Rodney Square, 920 N. King Street, Wilmington, Delaware 19801 (Attn: John H. Knight, Esq.) (Facsimile: 302-498-7559); and (ii) the UST, J. Caleb Boggs Federal Building, 844 King Street, Suite 2207, Lockbox 35, Wilmington, Delaware 19801 (Attn: Mark Kenney) (Facsimile: 302-573-6497). Unless an objection is timely filed and served by the Confirmation Objection Deadline, such objection may not be considered by the Bankruptcy Court at the Confirmation Hearing.

3.	Requirements for Confirmation

The Bankruptcy Court will confirm the Combined Plan and Disclosure Statement only if it meets all the applicable requirements of Section 1129 of the Bankruptcy Code. Among the requirements for confirmation in these Chapter 11 Cases is that the Combined Plan and Disclosure Statement be: (i) accepted by all Impaired Classes of Claims and Equity Interests or, if rejected by an Impaired Class, that the Combined Plan and Disclosure Statement “does not discriminate unfairly” against and is “fair and equitable” with respect to such Class; and (ii) feasible. The Bankruptcy Court must also find that:

a.	The Combined Plan and Disclosure Statement has classified Claims and Equity Interests in a permissible manner;

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b.	The Combined Plan and Disclosure Statement complies with the technical requirements of Chapter 11 of the Bankruptcy Code; and

c.	The Combined Plan and Disclosure Statement has been proposed in good faith.

The Debtors believe that the Combined Plan and Disclosure Statement complies, or will comply, with all such requirements.

4.	Classification of Claims and Equity Interests

Section 1122 of the Bankruptcy Code requires the Combined Plan and Disclosure Statement to place a Claim or Equity Interest in a particular Class only if such Claim or Equity Interest is substantially similar to the other Claims or Equity Interests in such Class. The Combined Plan and Disclosure Statement creates separate Classes to deal respectively with Secured Claims, Priority Non-Tax Claims, General Unsecured Claims, Affiliate Claims, Intercompany Claims, BIND Equity Interests, BIND Security Equity Interests and Other Equity Interests. The Debtors believe that the Combined Plan and Disclosure Statement’s classifications place substantially similar Claims or Equity Interests in the same Class and thus meet the requirements of Section 1122 of the Bankruptcy Code.

5.	Impaired Claims or Equity Interests

Pursuant to Section 1124 of the Bankruptcy Code, a Class of Claims or Equity Interests may be Impaired if the Combined Plan and Disclosure Statement alters the legal,

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equitable or contractual rights of the Holders of such Claims or Equity Interests treated in such Class. The Holders of Claims not Impaired by the Combined Plan and Disclosure Statement are deemed to accept the Combined Plan and Disclosure Statement and do not have the right to vote on the Combined Plan and Disclosure Statement. The Holders of Equity Interests are deemed to reject this Combined Plan and Disclosure Statement and do not have the right to vote. Finally, the Holders of Claims or Equity Interests whose Claims or Equity Interests are not classified under the Combined Plan and Disclosure Statement are not entitled to vote on the Combined Plan and Disclosure Statement.

6.	Confirmation Notice

All Creditors and parties in interest will receive notice of the Confirmation Hearing on this Combined Plan and Disclosure Statement (the “Confirmation Notice”), which shall contain instructions for obtaining a copy of the Combined Plan and Disclosure Statement free of charge.

7.	Elimination of Vacant Classes

Any Class of Claims or Equity Interests that does not contain, as of the date of commencement of the Confirmation Hearing, a Holder of an Allowed Claim or Equity Interest, shall be deemed deleted from the Combined Plan and Disclosure Statement for all purposes.

B.	Bar Dates for Fee Claims

All requests for compensation or reimbursement of Professionals retained in these Chapter 11 Cases for services performed and expenses incurred prior to the Effective Date shall be filed and served on: (i) counsel for the Debtors, (a) Latham & Watkins LLP, 355 South Grand Avenue, Los Angeles, CA 90071-1560 (Attn: Peter M. Gilhuly, Esq.) (Facsimile: 213-891-8763) and (b) Richards, Layton & Finger, P.A., One Rodney Square, 920 N. King Street, Wilmington, Delaware 19801 (Attn: John H. Knight, Esq.) (Facsimile: 302-498-7559); (ii) the

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UST, J. Caleb Boggs Federal Building, 844 King Street, Suite 2207, Lockbox 35, Wilmington, Delaware 19801 (Attn: Mark Kenney) (Facsimile: 302-573-6497), and (iii) such other entities who are designated by the Bankruptcy Rules, the Confirmation Order or other Order of the Bankruptcy Court, by no later than forty-five (45) days after the Effective Date, unless otherwise agreed by the Debtors. Upon the Effective Date, any requirement that Professionals comply with Sections 327 through 331 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and Professionals may be employed and paid in the ordinary course of business without any further notice to, or action, Order, or approval of, the Bankruptcy Court.

VII. CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS; ESTIMATED RECOVERIES

Equity Interests and Claims, other than Administrative Expense Claims, and Priority Tax Claims, are classified for all purposes, including voting, confirmation and Distribution pursuant to the Combined Plan and Disclosure Statement, as follows:

Class	Type	Status under Plan	Voting Status
1	Secured Claims	Unimpaired	Deemed to Accept
2	Priority Non-Tax Claims	Unimpaired	Deemed to Accept
3	General Unsecured	Unimpaired	Deemed to Accept
4	Affiliate Claims	Unimpaired	Deemed to Accept
5	Intercompany Claims	Unimpaired	Deemed to Accept
6	BIND Equity Interests	Impaired	Deemed to Reject
7	BIND Security Equity Interests	Impaired	Deemed to Reject
8	Other Equity Interests	Impaired	Deemed to Reject

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VIII. TREATMENT OF CLAIMS AND EQUITY INTERESTS

A.	Treatment of Claims

1.	Class 1 – Secured Claims

a.	Classification

Class 1 consists of all Secured Claims.

b.	Impairment and Voting

Class 1 is Unimpaired by the Combined Plan and Disclosure Statement. Holders of Class 1 Claims are deemed to have accepted the Combined Plan and Disclosure Statement and therefore, are not entitled to vote to accept or reject the Combined Plan and Disclosure Statement.

c.	Treatment

On the Effective Date or as soon thereafter as is reasonably practical, or on the date such Claim becomes an Allowed Secured Claim or as soon thereafter as is reasonably practical, each Holder of an Allowed Secured Claim shall receive either (a) such treatment as such Holder agrees, or (b) at the Debtors’ option (i) payment in full in Cash of the Allowed Amount of such Secured Claim (as determined by settlement or Final Order of the Bankruptcy Court), or (ii) treatment consistent with the provisions of Section 1129(a)(9) of the Bankruptcy Code.

2.	Class 2 – Priority Non-Tax Claims

a.	Classification

Class 2 consists of Priority Non-Tax Claims.

b.	Impairment and Voting

Class 2 is Unimpaired by the Combined Plan and Disclosure Statement. Holders of Allowed Priority Non-Tax Claims are deemed to have accepted the Combined Plan and Disclosure Statement and therefore, are not entitled to vote to accept or reject the Combined Plan and Disclosure Statement.

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c.	Treatment

On the Effective Date or as soon thereafter as is reasonably practical, or on the date such Claim becomes an Allowed Priority Non-Tax Claim or as soon thereafter as is reasonably practical, each Holder of an Allowed Priority Non-Tax Claim shall receive payment in full in Cash of the Allowed amount of such Claim (as determined by settlement or Final Order of the Bankruptcy Court) or such other treatment as may be agreed upon by such Holder and the Debtors or the Post-confirmation Liquidating Trustee.

3.	Class 3 – General Unsecured Claims

a.	Classification

Class 3 consists of General Unsecured Claims.

b.	Impairment and Voting

Class 3 is Unimpaired. Holders of Allowed General Unsecured Claims in Class 3 are deemed to have accepted the Combined Plan and Disclosure Statement and therefore, are not entitled to vote to accept or reject the Combined Plan and Disclosure Statement.

c.	Treatment

On the Effective Date or as soon thereafter as is reasonably practical, or on the date such Claim becomes an Allowed General Unsecured Claim or as soon thereafter as is reasonably practical, each Holder of an Allowed General Unsecured Claim shall receive payment in full in Cash of the Allowed amount of such Claim (as determined by settlement or Final Order of the Bankruptcy Court) plus Interest or such other treatment as may be agreed upon by such Holder and the Debtors or the Post-confirmation Liquidating Trustee.

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4.	Class 4 – Affiliate Claims

a.	Classification

Class 4 consists of all Affiliate Claims.

b.	Impairment and Voting

Class 4 is Unimpaired. Holders of Allowed Affiliate Claims in Class 4 are deemed to have accepted the Combined Plan and Disclosure Statement and therefore, are not entitled to vote to accept or reject the Combined Plan and Disclosure Statement.

c.	Treatment

On the Effective Date or as soon thereafter as is reasonably practical, or on the date such Claim becomes an Allowed Affiliate Claim or as soon thereafter as is reasonably practical, each Holder of an Allowed Affiliate Claim shall receive payment in full in Cash of the Allowed amount of such Claim (as determined by settlement or Final Order of the Bankruptcy Court) or such other treatment as may be agreed upon by such Holder and the Debtors or the Post-confirmation Liquidating Trustee.

5.	Class 5 – Intercompany Claims

a.	Classification

Class 5 consists of the Intercompany Claims.

b.	Impairment and Voting

Class 5 is Unimpaired. Holders of Allowed Intercompany Claims in Class 5 are deemed to have accepted the Combined Plan and Disclosure Statement and therefore, are not entitled to vote to accept or reject the Combined Plan and Disclosure Statement.

c.	Treatment

On the Effective Date or as soon thereafter as is reasonably practical, or on the date such Claim becomes an Allowed Intercompany Claim or as soon thereafter as is reasonably

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practical, each Holder of an Allowed Affiliate Claim shall receive payment in full in Cash of the Allowed amount of such Claim (as determined by settlement or Final Order of the Bankruptcy Court) or such other treatment as may be agreed upon by such Holder and the Debtors or the Post-confirmation Liquidating Trustee.

6.	Class 6 – BIND Equity Interests

a.	Classification

Class 6 consists of BIND Equity Interests.

b.	Impairment and Voting

Class 6 is Impaired. Holders of BIND Equity Interests in Class 6 are not entitled to vote and are deemed to reject this Combined Plan and Disclosure Statement.

c.	Allowed Equity Interests

BIND Equity Interests held by Holders thereof as of the Distribution Record Date shall be Allowed Equity Interests under the Combined Plan and Disclosure Statement.

d.	Treatment

On the Effective Date, all BIND Equity Interests shall be cancelled. Allowed Equity Interest Holders shall receive an Initial Equity Distribution on the Initial Equity Distribution Date in accordance with the terms of this Combined Plan and Disclosure Statement; provided, however, that no such Initial Equity Distribution shall be made until satisfaction in full of Allowed Administrative Expense Claims, Allowed Fee Claims, Allowed Priority Tax Claims, all administrative expenses due and owing as of the Initial Equity Distribution Date, Allowed Class 1 Claims, Allowed Class 2 Claims, Allowed Class 4 Claims, Allowed Class 5 Claims, and, with respect to Class 3 Claims, any and all Class 3 Claims that are Allowed as of the Initial Equity Distribution Date; provided, further, that all Wind-Down Expenses due and owing as of the Initial Equity Distribution Date, and all unpaid Fee Claims shall be paid out of, and as part

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of, the Initial Equity Distribution on the Initial Equity Distribution Date. For the avoidance of doubt, no further Distributions on account of Allowed Equity Interests shall be made unless and until all Claims of a higher priority under the Bankruptcy Code, including, but not limited to, Allowed Claims, are satisfied in full and all objections with respect thereto have been resolved and any Claims that are or become Allowed Claims are satisfied in full with interest and there are no unresolved Claims of any Creditors.

7.	Class 7 – BIND Security Equity Interests

a.	Classification

Class 7 consists of BIND Security Equity Interests.

b.	Impairment and Voting

Class 7 is Impaired. Holders of BIND Security Equity Interests in Class 7 are not entitled to vote and are deemed to reject this Combined Plan and Disclosure Statement.

c.	Treatment

On the Effective Date, all BIND Security Equity Interests shall be cancelled and Holders of BIND Security Equity Interests shall not receive any Distribution on account of such interests.

8.	Class 8 – Other Equity Interests

a.	Classification

Class 8 consists of Other Equity Interests.

b.	Impairment and Voting

Class 8 is Impaired. Holders of Other Equity Interests in Class 8 are not entitled to vote and are deemed to reject this Combined Plan and Disclosure Statement.

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c.	Treatment

On the Effective Date, all Other Equity Interests shall be cancelled and Holders of Other Equity Interests shall not receive any Distribution on account of such interests.

B.	Modification of Treatment of Claims and Equity Interests

The Debtors and Post-Effective Date Debtors reserve the right to modify the treatment of any Allowed Claim or Equity Interest in any manner adverse only to the Holder of such Claim or Equity Interest at any time after the Effective Date upon the consent of the Holder of the Claim or Equity Interest whose Allowed Claim or Equity Interest, as the case may be, is being adversely affected.

C.	Cramdown and No Unfair Discrimination.

With respect to the Impaired Classes of Equity Interests, which are deemed to have rejected the Combined Plan and Disclosure Statement, the Debtors hereby request, without any delay in the occurrence of the Confirmation Hearing or Effective Date, that the Bankruptcy Court confirm the Combined Plan and Disclosure Statement in accordance with Section 1129(b) of the Bankruptcy Code with respect to such non-accepting Classes, in which case the Combined Plan and Disclosure Statement shall constitute a motion for such relief.

Confirming the Combined Plan and Disclosure Statement under such a circumstance is what is known as a “cramdown.” Among other things, a “cramdown” is appropriate where the Bankruptcy Court finds that such plan does not unfairly discriminate against the objecting class and is fair and equitable with respect to such objecting class. A plan unfairly discriminates against a class if another class of equal rank in priority will receive greater value under the plan than the non-accepting class without reasonable justification. A plan is fair and equitable if no claim or interest junior to the objecting class shall receive or retain any claim or interest under the plan.

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IX. PROVISIONS REGARDING THE POST-CONFIRMATION LIQUIDATING TRUST

A.	Appointment of the Post-confirmation Liquidating Trustee

On the Effective Date, all assets of the Debtors will be transferred to the DNIB Liquidation Trust and the Post-confirmation Liquidating Trustee shall be appointed and thereafter serve in accordance with this Combined Plan and Disclosure Statement and the Liquidating Trust Agreement. The Post-confirmation Liquidating Trustee shall not be required to give any bond or surety or other security for the performance of his duties unless otherwise Ordered by the Bankruptcy Court. The material terms of the Post-confirmation Liquidating Trustee’s compensation are included in the Liquidating Trust Agreement.10 Effective as of the Effective Date, the board of directors of each Post-Effective Date Debtor shall be comprised solely of Mr. Berman as per the terms of the Engagement Letter Agreement, dated July 29, 2016, by and between the Debtors and Development Specialists, Inc. Effective as of the Effective Date, members of the board of directors of each Debtor prior to the Effective Date, in their capacities as such, shall have no continuing obligations to either of the Post-Effective Date Debtors on or after the Effective Date. Effective as of the Effective Date, the sole officer of each Post-Effective Date Debtor shall be the Post-confirmation Liquidating Trustee.

B.	Rights and Powers of the Post-confirmation Liquidating Trustee

The Post-confirmation Liquidating Trustee shall, in addition to any powers and authority specifically set forth in other provisions of the Combined Plan and Disclosure Statement or the Liquidating Trust Agreement, be empowered to act on behalf of the Estates and the Post-Effective Date Debtors to (i) effect all actions and execute all agreements, instruments and other documents necessary to perform its duties under the Combined Plan and Disclosure

[10]	A copy of the Liquidating Trust Agreement is attached hereto as Exhibit A.

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Statement or the Liquidating Trust Agreement, (ii) establish, as necessary, disbursement accounts for the deposit and distribution of all amounts distributed under the Combined Plan and Disclosure Statement, (iii) make Distributions in accordance with the Combined Plan and Disclosure Statement, (iv) object to Claims, as appropriate, (v) employ and compensate professionals to represent it with respect to its responsibilities, (vi) assert any of the Debtors’ claims, Causes of Action, rights of setoff, or other legal or equitable defenses, and (vii) exercise such other powers as may be vested in the Post-Effective Date Debtors and/or the Post-confirmation Liquidating Trustee by Order of the Bankruptcy Court, pursuant to the Combined Plan and Disclosure Statement, or as deemed by the Post-confirmation Liquidating Trustee to be necessary and proper to implement the provisions hereof. The Post-confirmation Liquidating Trustee may take any and all actions which he deems reasonably necessary or appropriate to defend against any Claim, including, without limitation, the right to: (a) exercise any and all judgment and discretion with respect to the manner in which to defend against or settle any Claim, including, without limitation, the retention of professionals, experts and consultants; and (b) enter into a settlement agreement or agreements without approval of the Bankruptcy Court. Following the Effective Date, as they come due, Wind-Down Expenses shall be paid by the Post-confirmation Liquidating Trustee from the assets of the Estates.

C.	Post Confirmation Date Expenses of the Post-confirmation Liquidating Trustee

The Post-confirmation Liquidating Trustee shall receive reasonable compensation for services rendered to the Estates and the Post-Effective Date Debtors pursuant to the Combined Plan and Disclosure Statement or the Liquidating Trust Agreement without further Order. In addition, the amount of reasonable fees and expenses incurred by the Post-confirmation Liquidating Trustee on or after the Effective Date (including, without limitation, reasonable attorney and professional fees and expenses) may be paid without further Order.

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X. PROVISIONS GOVERNING DISTRIBUTIONS UNDER THE COMBINED PLAN AND DISCLOSURE STATEMENT

A.	Method of Payment

Unless otherwise expressly agreed, in writing, all Cash payments to be made pursuant to the Combined Plan and Disclosure Statement shall be made by check drawn on a domestic bank or an electronic wire.

B.	Objections to and Resolution of Claims

The Post-confirmation Liquidating Trustee shall have the right to file objections and/or motions to estimate any and all Claims after the Effective Date. The Post-confirmation Liquidating Trustee shall have the authority to compromise, settle, otherwise resolve or withdraw any objections, without approval of the Bankruptcy Court. The Post-confirmation Liquidating Trustee shall further have the authority to resolve and settle any and all Claims without approval of the Bankruptcy Court.

C.	Claims Objection Deadline

The Post-confirmation Liquidating Trustee, and any other party in interest to the extent permitted pursuant to Section 502(a) of the Bankruptcy Code, shall file and serve any objection to any Claims, including Administrative Expense Claims, no later than the Claims Objection Deadline; provided, however, the Claims Objection Deadline may be extended by the Bankruptcy Court from time to time upon motion and notice by the Post-confirmation Liquidating Trustee.

D.	No Distribution Pending Allowance

Notwithstanding any other provision of the Combined Plan and Disclosure Statement, no payment or Distribution of Cash or other property shall be made with respect to any portion of a Disputed Claim unless and until all objections to such Claim are resolved by Final Order or as otherwise permitted by this Combined Plan and Disclosure Statement.

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E.	Claims Reserve

On any date that Distributions are to be made under the terms of the Combined Plan and Disclosure Statement, the Post-confirmation Liquidating Trustee shall reserve Cash or property equal to one-hundred percent (100%) of the Cash or property that would be Distributed on such date on account of Disputed Claims as if each such Disputed Claim were an Allowed Claim but for the pendency of a dispute with respect thereto, unless otherwise Ordered by the Bankruptcy Court following notice to the affected Claim Holder. Such Cash or property, as the case may be, shall be held in trust for the benefit of the Holders of all such Disputed Claims pending determination of their entitlement thereto.

F.	Distribution After Allowance

Except as provided herein, within the later of (i) seven (7) Business Days after such Claim becomes an Allowed Claim and (ii) thirty (30) days after the expiration of the Claims Objection Deadline, the Post-confirmation Liquidating Trustee shall distribute all Cash or other property to which a Holder of an Allowed Claim is then entitled.

G.	Initial Distribution to Holders of Allowed Equity Interests

Subject to Section X.M, the Post-Effective Date Debtors or the Post-confirmation Liquidating Trustee shall make an initial Distribution to Holders of Allowed Equity Interests (the “Initial Equity Distribution”) within ninety (90) days after the Effective Date (the “Initial Equity Distribution Date”); provided, however, that no such Initial Equity Distribution shall be made until satisfaction in full of all Allowed Administrative Expense Claims, all Allowed Fee Claims, all Priority Tax Claims, all administrative expenses due and owing as of the Initial Equity Distribution Date, all Allowed Class 1 Claims, all Allowed

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Class 2 Claims, all Allowed Class 4 Claims, all Allowed Class 5 Claims, and, with respect to Class 3 Claims, any and all Class 3 Claims that are Allowed as of the Initial Equity Distribution Date; provided, further, that all Wind-Down Expenses due and owing as of the Initial Equity Distribution Date and all unpaid Fee Claims shall be paid out of, and as part of, the Initial Equity Distribution on the Initial Equity Distribution Date. For the avoidance of doubt, no further Distributions on account of Allowed Equity Interests shall be made unless and until all Claims of a higher priority under the Bankruptcy Code, including, but not limited to, Allowed Claims, are satisfied in full and all objections with respect thereto have been resolved and any Claims that are or become Allowed Claims are satisfied in full with interest and there are no unresolved Claims of any Creditors.

Subject to Section X.M, the Initial Equity Distribution shall be in the amount of $8 million; provided, however, that to the extent Disputed Claims are resolved, paid, satisfied or reduced by a Final Order of the Bankruptcy Court on or before the Initial Equity Distribution Date, the amount of the Initial Equity Distribution shall be increased dollar-for-dollar in an amount not to exceed $12 million in the aggregate. The Post-Effective Date Debtors or the Post-confirmation Liquidating Trustee shall File and serve upon the UST, a notice of Initial Equity Distribution twenty (20) days prior to the issuance of such Distribution. If no objections are received to the proposed Initial Equity Distribution within fifteen (15) days prior to the scheduled Initial Equity Distribution, the Post-Effective Date Debtors or the Post-confirmation Liquidating Trustee may proceed with the issuance of the Initial Equity Distribution to the Holders of Allowed Equity Interests as set forth in the notice of the Initial Equity Distribution. For the avoidance of doubt, no further Distributions on account of Allowed Equity Interests shall be made unless and until all claims of a higher priority under the Bankruptcy Code and the then incurred Wind-Down Expenses, have been paid in full.

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H.	Adjustments to Claims Without Objection

After the Effective Date, any Claim that has been paid or satisfied, or any Claim that has been amended or superseded, may be marked as satisfied, adjusted or expunged on the register of Claims in the Chapter 11 Cases by the Balloting Agent at the direction of the Post-confirmation Liquidating Trustee without a Claims objection having to be Filed and without any further notice to or action, Order or approval of the Bankruptcy Court.

I.	Late Claims and Amendments to Claims

Except as provided herein or otherwise agreed, any and all Holders of proofs of claim Filed after the applicable Bar Date shall not be treated as Creditors for purposes of Distribution pursuant to Bankruptcy Rule 3003(c)(2) and the Bar Date Order unless on or before the Confirmation Date such late Claim has been deemed timely Filed by a Final Order. After the Confirmation Date, a Claim may not be Filed or amended without the authorization of the Bankruptcy Court.

J.	Distribution Record Date

Except as otherwise provided in a Final Order of the Bankruptcy Court, the transferees of Claims that are transferred pursuant to Bankruptcy Rule 3001 on or prior to the Distribution Record Date will be treated as the Holders of those Claims for all purposes. The Post-confirmation Liquidating Trustee shall have no obligation to recognize any transfer of any Claim occurring after the Distribution Record Date. In making any Distribution with respect to any Claim, the Post-confirmation Liquidating Trustee shall be entitled instead to recognize and deal with, for all purposes hereunder, only the Entity that is listed on the proof of claim Filed with respect thereto or on the Schedules as the Holder thereof as of the close of business on the

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Distribution Record Date and upon such other evidence or record of transfer or assignment that are actually known to the Post-confirmation Liquidating Trustee as of the Distribution Record Date.

K.	Delivery of Distributions

Except as provided herein, Distributions to Holders of Allowed Claims and Allowed Equity Interests shall be made: (1) at the addresses set forth on the respective proofs of claim or interest Filed by such Holders; (2) at the addresses set forth in any written notices of address changes delivered to the Post-confirmation Liquidating Trustee after the date of any related proof of claim or interest; (3) at the address reflected in the Schedules if no proof of claim or interest is filed and the Post-confirmation Liquidating Trustee has not received a written notice of a change of address; or (4) through the transfer agent for BIND Equity Interests.

If the Distribution to the Holder of any Claim or Equity Interest is returned to the Post-confirmation Liquidating Trustee as undeliverable, no further Distribution shall be made to such Holder unless and until the Post-confirmation Liquidating Trustee is notified in writing of such Holder’s then current address. Undeliverable Distributions shall remain in the possession of the Post-confirmation Liquidating Trustee until the earlier of (i) such time as a Distribution becomes deliverable or (ii) such undeliverable Distribution becomes an Unclaimed Distribution.

Until such time as an undeliverable Distribution becomes an Unclaimed Distribution, within 30 days after the end of each calendar quarter following the Effective Date, or upon such other interval as the Bankruptcy Court may Order, but in no event less frequently than annually, the Post-confirmation Liquidating Trustee shall make Distributions of all Cash and property that has become deliverable during the preceding quarter.

The Post-confirmation Liquidating Trustee shall make reasonable efforts to update or correct contact information for recipients of undeliverable Distributions; provided,

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however, nothing contained in the Combined Plan and Disclosure Statement shall require the Post-confirmation Liquidating Trustee to locate any Holder of an Allowed Claim or Allowed Equity Interest.

L.	Unclaimed Distributions

Any Cash or other property to be Distributed under the Combined Plan and Disclosure Statement shall revert to the DNIB Liquidation Trust or the Debtors, as applicable, if it is not claimed by the Entity on or before the Unclaimed Distribution Deadline. If such Cash or other property is not claimed on or before the Unclaimed Distribution Deadline, the Distribution made to such Entity shall be deemed to be reduced to zero. Any Distribution that remains unclaimed ninety (90) days after the final Distribution is made shall be paid to a 501(c)(3) charity, such as the American Bankruptcy Institute.

M.	De Minimis Distributions

The Post-confirmation Liquidating Trustee shall not distribute cash to the Holder of an Allowed Claim or Allowed Equity Interest in an Impaired Class if the amount of Cash to be distributed on account of such Claim is less than $5.00 in the aggregate. Any holder of an Allowed Claim or Allowed Equity Interest on account of which the amount of Cash to be distributed is less than $5.00 in the aggregate will be forever barred from asserting it’s claim for such distribution against the Post-confirmation Liquidating Trustee or its property. Any Cash not distributed pursuant to this Article X of the Combined Plan and Disclosure Statement will be the property of the Estates or the DNIB Liquidating Trust.

N.	Setoff

The Debtors or the Post-confirmation Liquidating Trustee, as the case may be, retain the right to reduce any Claim by way of setoff in accordance with their books and records.

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O.	Allocation of Distributions Between Principal and Interest

For Distributions in respect of Allowed Claims, to the extent that any such Allowed Claim entitled to a Distribution under the Combined Plan and Disclosure Statement is comprised of indebtedness and accrued but unpaid interest thereon, such Distribution shall be allocated to the principal amount (as determined for federal income tax purposes) of the Claim first, and then to accrued but unpaid interest.

XI. IMPLEMENTATION AND EFFECT OF CONFIRMATION OF COMBINED PLAN AND DISCLOSURE STATEMENT

A.	Means for Implementation of the Combined Plan and Disclosure Statement

In addition to the provisions set forth elsewhere in the Combined Plan and Disclosure Statement, the following shall constitute the means for implementation of the Combined Plan and Disclosure Statement:

1. Limited Substantive Consolidation. The Combined Plan and Disclosure Statement provides for the limited substantive consolidation of the Debtors’ Estates, but solely for the purposes of this Combined Plan and Disclosure Statement, including making any Distributions to Holders of Claims. The Debtors propose limited substantive consolidation to avoid the inefficiency of proposing Entity-specific Claims for which there would be no impact on Distributions. On the Effective Date, (i) all assets and liabilities of the Debtors will, solely for Distribution purposes, be treated as if they were merged, (ii) each Claim against the Debtors will be deemed a single Claim against and a single obligation of the Debtors, (iii) any Claims filed or to be filed in the Chapter 11 Cases will be deemed single Claims against both of the Debtors, (iv) all guarantees of either Debtor of the payment, performance, or collection of obligations of the other Debtor shall be eliminated and canceled, (v) all transfers, disbursements and Distributions on account of Claims made by or on behalf of any of the Debtors’ Estates hereunder will be

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deemed to be made by or on behalf of all of the Debtors’ Estates, and (vi) any obligation of the Debtors as to Claims will be deemed to be one obligation of both of the Debtors. Holders of Allowed Claims or Allowed Equity Interests entitled to Distributions under this Combined Plan and Disclosure Statement shall be entitled to their share of assets available for Distribution to such Claim without regard to which Debtor was originally liable for such Claim. Except as set forth herein, such limited substantive consolidation shall not (other than for purposes related to this Combined Plan and Disclosure Statement) affect the legal and corporate structures of the Debtors.

The Debtors propose limited substantive consolidation to avoid the inefficiency of proposing Entity-specific Claims for which there would be no impact on Distributions. Such limited substantive consolidation has been approved by the Bankruptcy Court under similar circumstances. See, e.g., In re Accuride Corp., No. 09-13449(BLS), 2010 WL 5093173, at * 10 (Bankr. D. Del. Feb. 18, 2010); In re Kaiser Aluminum Corp., No. 02-10429(JKF), 2006 WL 616243, at *22 (Bankr. D. Del. Feb. 6, 2006).

2. Funding of Liabilities and Distributions. Distributions on account of Allowed Claims and Allowed Equity Interests and any Wind-Down Expenses shall be paid from: (a) Cash held by the Debtors as of the Effective Date, and (b) Cash proceeds obtained after the Effective Date, if any, from all sources, including the liquidation and collection of the Debtors’ remaining assets.

3. Corporate Action; Effectuating Documents; Further Transactions. On the Effective Date, all matters and actions provided for under the Combined Plan and Disclosure Statement that would otherwise require approval of the directors and officers of the Debtors shall be deemed to have been authorized and effective in all respects as provided herein and shall be

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taken without any requirement for further action by the directors and officers of the Debtors. The Debtors, the Post-Effective Date Debtors or the Post-confirmation Liquidating Trustee, as applicable, are authorized to execute, deliver, file or record such contracts, instruments, releases and other agreements or documents and to take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Combined Plan and Disclosure Statement.

XII. EXCULPATION, RELEASES AND INJUNCTIONS

A. Exculpation. The Debtors, and any of their respective current and/or post-Petition Date and pre-Effective Date Related Persons, shall not have or incur any liability for any act or omission taken or not taken in connection with, relating to, or arising out of the Chapter 11 Cases, the negotiation and Filing of this Combined Plan and Disclosure Statement, the Filing of the Chapter 11 Cases, the settlement of Claims or renegotiation of Executory Contracts and leases, the pursuit of confirmation of this Combined Plan and Disclosure Statement, the consummation of this Combined Plan and Disclosure Statement, or the administration of this Combined Plan and Disclosure Statement or the property to be Distributed under this Combined Plan and Disclosure Statement, except for their willful misconduct or gross negligence or any obligations that they have under or in connection with this Combined Plan and Disclosure Statement or the transactions contemplated in this Combined Plan and Disclosure Statement. Nothing herein shall prevent any exculpated party from asserting as a defense to any claim of willful misconduct or gross negligence that they reasonably relied upon the advice of counsel with respect to their duties and responsibilities under the Combined Plan and Disclosure Statement or otherwise.

B. Releases By the Debtors. Effective as of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, the Debtors and each of the Debtors’

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successors and assigns, shall be deemed to, completely, conclusively, absolutely, unconditionally, irrevocably and forever release, waive, void, extinguish and discharge each of the Debtors’ Related Persons from any claim, Claim, Cause of Action, obligation, suit, judgment, damages, debt, right, remedy or liability, for any act or omission (i) that took place prior to the Petition Date relating to and/or in connection with any of the Debtors, and (ii) in connection with, relating to, or arising out of the Chapter 11 Cases, the negotiation and Filing of this Combined Plan and Disclosure Statement, the Filing of the Chapter 11 Cases, the settlement of Claims or renegotiation of Executory Contracts and leases, the pursuit of confirmation of this Combined Plan and Disclosure Statement, the consummation of this Combined Plan and Disclosure Statement, or the administration of this Combined Plan and Disclosure Statement or the property to be distributed under this Combined Plan and Disclosure Statement.

C. Injunctions Relating to Releases. Effective as of the Effective Date, all Persons that hold, have held or may hold a claim, Claim, Cause of Action, obligation, suit, judgment, damages, debt, right, remedy or liability of any nature whatsoever, that is released pursuant to this Combined Plan and Disclosure Statement, shall be permanently, forever and completely stayed, restrained, prohibited, barred and enjoined from taking any of the following actions, whether directly or indirectly, derivatively or otherwise, on account of or based on the subject matter of such released claims, Claims, Causes of Action, obligations, suits, judgments, damages, debts, rights, remedies or liabilities, (i) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding (including, without limitation, any judicial, arbitral, administrative or other proceeding) in any forum, (ii) enforcing, attaching (including, without limitation, any prejudgment attachment), collecting, or in any way seeking to recover any judgment, award, decree, or other order, (iii) creating, perfecting or in any way

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enforcing in any matter, directly or indirectly, any lien, (iv) setting off, seeking reimbursement or contributions from, or subrogation against, or otherwise recouping in any manner, directly or indirectly, any amount against any liability or obligation owed to any Person released under this Combined Plan and Disclosure Statement, and (v) commencing or continuing in any manner, in any place of any judicial, arbitration or administrative proceeding in any forum, that does not comply with or is inconsistent with the provisions of the Combined Plan and Disclosure Statement or the Confirmation Order.

D. Injunctions to Protect Estate Assets. Except as expressly otherwise provided in the Combined Plan and Disclosure Statement, including Section XVI.D. hereof, or to the extent necessary to enforce the terms and conditions of the Combined Plan and Disclosure Statement, the Confirmation Order or a separate Order of the Bankruptcy Court, all Entities who have held, hold or may hold Claims against or Equity Interests in the Debtors shall be permanently enjoined from taking any of the following actions against the Debtors, the Debtors’ Estates, the Post-Effective Date Debtors, the Post-confirmation Liquidating Trustee and/or the Debtors’ successors or any of their property on account of any such Claims or Equity Interests: (i) commencing or continuing, in any manner or in any place, any action, Cause of Action or other proceeding; (ii) enforcing, attaching, collecting, or recovering in any manner any judgment, award, decree or Order; (iii) creating, perfecting, or enforcing any Lien; (iv) asserting a setoff (except to the extent such setoff was exercised prior to the Petition Date), right of subrogation, or recoupment of any kind against any debt, liability, or obligation due to the Debtors; and (v) commencing or continuing, in any manner or in any place, any action, Cause of Action or other proceeding that does not comply with or is inconsistent with the provisions of the Combined Plan and Disclosure Statement.

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XIII. EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.	Rejection of Executory Contracts and Unexpired Leases

On the Effective Date, all Executory Contracts not assumed before the Effective Date, or subject to a pending motion to assume as of the Effective Date, will be deemed rejected. The Confirmation Order shall constitute an Order approving such rejection as of the Effective Date.

B.	Deadline for Filing Proofs of Claim Relating to Executory Contracts and Unexpired Leases Rejected Pursuant to the Combined Plan and Disclosure Statement

If the rejection by the Debtors of an Executory Contract pursuant to the Combined Plan and Disclosure Statement gives rise to a Claim, a proof of claim must be submitted to the Balloting Agent at Prime Clerk LLC, 830 Third Avenue, 9th Floor, New York, NY 10022, by no later than twenty (20) days after service of the notice of the Effective Date. Any proofs of claim not filed and served within such time period will be forever barred from assertion against the Debtors and their Estates. Unless otherwise Ordered by the Bankruptcy Court, all Claims arising from the rejection of Executory Contracts shall be treated as Class 3 Claims under the Combined Plan and Disclosure Statement. For the avoidance of doubt, any Claims arising from the rejection of an Executory Contract pursuant to a separate motion are subject to the Rejection Bar Date.

C.	Debtors’ Obligations Pursuant to their Corporate Charters, Bylaws or other Organizational Documents

By this Combined Plan and Disclosure Statement, the Debtors hereby assume all obligations pursuant to their corporate charters, bylaws or other organization documents to indemnify current officers, directors, agents and/or employees with respect to all present and future actions, suits and proceedings against the Debtors or such directors, officers, agents and/or employees, based upon any act or omission for or on behalf of the Debtors. All such obligations

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shall not be discharged or impaired by confirmation of the Combined Plan and Disclosure Statement. Notwithstanding the foregoing, any and all such related pre-Petition Date obligations (including prepetition indemnification obligations and prepetition cure obligations) shall constitute Class 3 Claims, without further recourse to the assets of or Distributions from the Debtors’ Estates. Notwithstanding the foregoing, any and all post-Petition Date indemnity obligations arising from post-Petition Date activities shall constitute Administrative Expense Claims, subject to Section 503(b)(1)(A) of the Bankruptcy Code.

D.	Debtors’ Insurance Policies

Nothing in the Combined Plan and Disclosure Statement and/or the Confirmation Order alters the rights and obligations of the Debtors (and their Estates) and the Debtors’ insurers (and third-party claims administrators) under the Insurance Policies or modifies the coverage or benefits provided thereunder or the terms or conditions thereof or diminishes or impairs the enforceability of the Insurance Policies.

XIV. CONDITIONS PRECEDENT TO AND OCCURRENCE OF CONFIRMATION AND THE EFFECTIVE DATE

A.	Conditions Precedent to Confirmation

The following are conditions precedent to Confirmation that must be satisfied or waived:

(i) The Confirmation Order shall be reasonably acceptable in form and substance to the Debtors; and

(ii) The Plan Supplement and any other exhibits or schedules incorporated as part of the Combined Plan and Disclosure Statement shall be reasonably acceptable in form and substance to the Debtors.

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B.	Conditions Precedent to the Effective Date

The Combined Plan and Disclosure Statement shall not become effective unless and until the following conditions shall have been satisfied or waived:

(i) Entry of the Confirmation Order; and

(ii) The Confirmation Order becomes a Final Order.

C.	Establishing the Effective Date

The calendar date to serve as the Effective Date shall be a Business Day, on or promptly following the satisfaction or waiver of all conditions to the Effective Date, which date will be selected by the Debtors. On or within two (2) Business Days of the Effective Date, the Debtors shall file and serve a notice of occurrence of the Effective Date. Such notice shall contain, among other things, the Administrative Expense Bar Date, the deadline by which Professionals must file and serve any Fee Claims and the deadline to file a proof of claim relating to damages from the rejection of any Executory Contract pursuant to the terms of the Combined Plan and Disclosure Statement.

D.	Effect of Failure of Conditions

If each condition to the Effective Date has not been satisfied or duly waived within forty-five (45) days after the Confirmation Date, then upon motion by any party in interest, made before the time that each of the conditions has been satisfied or duly waived and upon notice to such parties in interest as the Bankruptcy Court may direct, the Confirmation Order may be vacated by the Bankruptcy Court; provided, however, that notwithstanding the filing of such motion, the Confirmation Order shall not be vacated if each of the conditions to the Effective Date is either satisfied or duly waived by the Debtors before any Order granting such relief becomes a Final Order. If the Confirmation Order is vacated pursuant to this section, the Combined Plan and Disclosure Statement shall be deemed null and void in all respects and nothing contained herein shall (A) constitute a waiver or release of any Claims by or against the Debtors, or (B) prejudice in any manner the rights of the Debtors.

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In addition, if each condition to the Effective Date has not been satisfied or duly waived within forty-five (45) days after the Confirmation Date, the Debtors shall, on a quarterly basis until the earlier of the occurrence of the Effective Date or the date the Confirmation Order is vacated, File a notice with the Bankruptcy Court that indicates which conditions precedent to the Effective Date have not occurred and have not been duly waived.

E.	Waiver of Conditions to Confirmation and Effective Date

Each of the conditions to the Effective Date may be waived, in whole or in part, by the Debtors, without notice or an Order of the Bankruptcy Court.

XV. RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, following the Effective Date, the Bankruptcy Court shall retain such jurisdiction over the Chapter 11 Cases as is legally permissible, including, without limitation, such jurisdiction as is necessary to ensure that the interests and purposes of the Combined Plan and Disclosure Statement are carried out. The Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, and related to, the Chapter 11 Cases and the Combined Plan and Disclosure Statement pursuant to, and for the purposes of, Sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

(i) To hear and determine any objections to Claims and to address any issues relating to Disputed Claims;

(ii) To enter and implement such Orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated;

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(iii) To issue such Orders in aid of execution and consummation of the Combined Plan and Disclosure Statement, to the extent authorized by Section 1142 of the Bankruptcy Code;

(iv) To consider any amendments to or modifications of the Combined Plan and Disclosure Statement, to cure any defect or omission, or reconcile any inconsistency in any Order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

(v) To hear and determine all requests for compensation and reimbursement of expenses to the extent Allowed by the Bankruptcy Court under Sections 330 or 503 of the Bankruptcy Code;

(vi) To hear and determine disputes arising in connection with the interpretation, implementation or enforcement of the Combined Plan and Disclosure Statement;

(vii) To hear and determine matters concerning state, local and federal taxes in accordance with Sections 346, 505 and 1146 of the Bankruptcy Code (including, without limitation, any request by the Debtors or the Post-confirmation Liquidating Trustee for an expedited determination of tax under Section 505(b) of the Bankruptcy Code);

(viii) To hear any other matter not inconsistent with the Bankruptcy Code;

(ix) To enter a final decree closing the Chapter 11 Cases;

(x) To ensure that Distributions to Holders of Allowed Claims and Allowed Equity Interests are accomplished pursuant to the provisions of the Combined Plan and Disclosure Statement;

(xi) To decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving the Debtors that may be pending on the Effective Date;

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(xii) To issue injunctions, enter and implement other Orders or take such other actions as may be necessary or appropriate to restrain interference by any Person or Entity with the occurrence of the Effective Date or enforcement of the Combined Plan and Disclosure Statement, except as otherwise provided herein;

(xiii) To determine any other matters that may arise in connection with or related to the Combined Plan and Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created or implemented in connection with the Combined Plan and Disclosure Statement;

(xiv) To enforce, interpret, and determine any disputes arising in connection with any stipulations, orders, judgments, injunctions, exculpations, and rulings entered in connection with the Chapter 11 Cases (whether or not the Chapter 11 Cases have been closed);

(xv) To resolve disputes concerning any reserves with respect to Disputed Claims or the administration thereof;

(xvi) To resolve any disputes concerning whether a Person or Entity had sufficient notice of the Chapter 11 Cases, the General Bar Date, the Governmental Unit Bar Date, the Rejection Bar Date, the Administrative Expense Bar Date, and/or the hearing on the approval of the Combined Plan and Disclosure Statement for the purpose of determining whether a Claim, or Equity Interest is discharged and/or enjoined hereunder or for any other purpose; and

(xvii) To resolve any other matter or for any purpose specified in the Combined Plan and Disclosure Statement, the Confirmation Order, or any other document entered into in connection with any of the foregoing.

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XVI. MISCELLANEOUS PROVISIONS

A.	Books and Records

On the Effective Date, the Debtors’ remaining books and records (the “Books and Records”) shall be transferred to the Post-Effective Date Debtors. The Post-confirmation Liquidating Trustee shall be free, in his discretion to abandon, destroy or otherwise dispose of the Books and Records in compliance with applicable non-bankruptcy law at any time on and after the Effective Date, without the need for any other or further Order.

B.	Transfer of Debtors’ Assets

Except as otherwise provided herein, any assets that are property of the Debtors’ Estates on the Effective Date including, without limitation, any Causes of Action, shall transfer to the DNIB Liquidation Trust on the Effective Date. Thereafter, the DNIB Liquidation Trust (at the direction of the Post-confirmation Liquidating Trustee) may use, acquire and dispose of such property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules or Bankruptcy Court approval. Except as specifically provided in the Combined Plan and Disclosure Statement or the Confirmation Order, as of the Effective Date, all property of the Debtors shall be free and clear of any liens, Claims, encumbrances and interests of any kind.

C.	Termination of Injunctions or Stays

Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays provided for in the Chapter 11 Cases under Bankruptcy Code Sections 105 or 362 or otherwise, and extant on the Confirmation Date shall terminate on the Effective Date, at which time the injunctions and stays set forth in this Combined Plan and Disclosure Statement shall take effect.

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D.	Amendment or Modification of the Combined Plan and Disclosure Statement

Alterations, amendments or modifications of the Combined Plan and Disclosure Statement may be proposed in writing by the Debtors, at any time before the Confirmation Date, provided that the Combined Plan and Disclosure Statement, as altered, amended or modified, satisfies the conditions of Sections 1122 and 1123 of the Bankruptcy Code, and the Debtors shall have complied with Section 1125 of the Bankruptcy Code.

E.	Severability

In the event the Bankruptcy Court determines, before the Confirmation Date, that any provision in the Combined Plan and Disclosure Statement is invalid, void or unenforceable, such provision shall be invalid, void or unenforceable with respect to the Holder or Holders of such Claims or Equity Interests as to which the provision is determined to be invalid, void or unenforceable. The invalidity, voidability or unenforceability of any such provision shall in no way limit or affect the enforceability and operative effect of any other provision of the Combined Plan and Disclosure Statement.

F.	Revocation or Withdrawal of the Combined Plan and Disclosure Statement

The Debtors reserve the right to revoke or withdraw the Combined Plan and Disclosure Statement before the Confirmation Date. If the Debtors revoke or withdraw the Combined Plan and Disclosure Statement before the Confirmation Date, then the Combined Plan and Disclosure Statement shall be deemed null and void. In such event, nothing contained herein shall constitute or be deemed a waiver or release of any Claims by or against the Debtors.

G.	Binding Effect

The Combined Plan and Disclosure Statement shall be binding upon and inure to the benefit of the Debtors, the Holders of Claims and the Holders of Equity Interests, and their respective successors and assigns.

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H.	Notices

All notices, requests and demands to or upon the Post-confirmation Liquidating Trustee or the Debtors, as applicable, to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as shall be set forth in the Confirmation Order.

I.	Governing Law

Except to the extent the Bankruptcy Code, Bankruptcy Rules or other federal law is applicable, or to the extent an exhibit to the Combined Plan and Disclosure Statement provides otherwise, the rights and obligations arising under the Combined Plan and Disclosure Statement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to the principles of conflicts of law of such jurisdiction.

J.	Withholding and Reporting Requirements

In connection with the consummation of the Combined Plan and Disclosure Statement, the Debtors and Post-confirmation Liquidating Trustee shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority and all distributions hereunder shall be subject to any such withholding and reporting requirements. Notwithstanding the above, each Holder of an Allowed Claim or Allowed Equity Interest that is to receive a Distribution under the Combined Plan and Disclosure Statement shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed on such Holder by any Governmental Unit, including income, withholding and other tax obligations, on account of such Distribution. The Debtors and the Post-confirmation Liquidating Trustee have the right, but not the obligation, to not make a Distribution until such Holder has made arrangements satisfactory to any disbursing party for payment of any such tax obligations.

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The Debtors or Post-confirmation Liquidating Trustee may require, as a condition to receipt of a Distribution, that the Holder of an Allowed Claim or Allowed Equity Interest complete and return a Form W-8 or W-9, as applicable to each such Holder. If the Debtors or Post-confirmation Liquidating Trustee make such a request and the Holder fails to comply before the date that is 180 days after the request is made, the amount of such Distribution shall irrevocably revert to the Debtors or the Post-confirmation Liquidating Trustee and any Claim in respect of such Distribution shall be disallowed and forever barred from assertion against the Debtors or the Post-confirmation Liquidity Trustee, or their respective property.

K.	Headings

Headings are used in the Combined Plan and Disclosure Statement for convenience and reference only, and shall not constitute a part of the Combined Plan and Disclosure Statement for any other purpose.

L.	Exhibits/Schedules

All exhibits and schedules to the Combined Plan and Disclosure Statement are incorporated into and are a part of the Combined Plan and Disclosure Statement as if set forth in full herein.

M.	Filing of Additional Documents

On or before substantial consummation of the Combined Plan and Disclosure Statement, the Debtors shall file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Combined Plan and Disclosure Statement.

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N.	No Admissions

Notwithstanding anything herein to the contrary, nothing contained in the Combined Plan and Disclosure Statement shall be deemed as an admission by any Entity with respect to any matter set forth herein.

O.	Successors and Assigns

The rights, benefits and obligations of any Person or Entity named or referred to in the Combined Plan and Disclosure Statement shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign of such Person or Entity.

P.	Reservation of Rights

Except as expressly set forth herein, the Combined Plan and Disclosure Statement shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order. None of the filing of the Combined Plan and Disclosure Statement, any statement or provision contained herein, or the taking of any action by the Debtors with respect to the Combined Plan and Disclosure Statement shall be or shall be deemed to be an admission or waiver of any rights of the Debtors or Holders of Claims or Equity Interests before the Effective Date.

Q.	Implementation

The Debtors shall take all steps, and execute all documents, including appropriate releases, necessary to effectuate the provisions contained in this Combined Plan and Disclosure Statement.

R.	Inconsistency

In the event of any inconsistency among the Combined Plan and Disclosure Statement and any other instrument or document created or executed pursuant to the Combined Plan and Disclosure Statement, the provisions of the Combined Plan and Disclosure Statement shall govern.

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S.	Dissolution of the Debtors

In connection with and following the closing of the Chapter 11 Cases, the Post-Effective Date Debtors are authorized to take any and all actions necessary to effect the Debtors’ dissolution for all purposes under applicable state law.

T.	Termination of the Post-confirmation Liquidating Trustee

After the Chapter 11 Cases are closed and the Post-confirmation Liquidating Trustee has completed all of the tasks necessary in order to fully and completely wind down, dissolve and/or terminate the Debtors and to otherwise comply with its obligations under the terms of the Combined Plan and Disclosure Statement, the Post-confirmation Liquidating Trustee shall have fully completed its duties under the Combined Plan and Disclosure Statement and thereby shall be fully released and discharged of its duties and obligations to carry out the terms of the Combined Plan and Disclosure Statement.

U.	Compromise of Controversies

Pursuant to Bankruptcy Rule 9019, and in consideration for the classification, distribution and other benefits provided under the Combined Plan and Disclosure Statement, the provisions of this Combined Plan and Disclosure Statement shall constitute a good faith compromise and settlement of all Claims or controversies resolved pursuant to the Combined Plan and Disclosure Statement and in these Chapter 11 Cases. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of each of the foregoing compromises or settlements, and all other compromises and settlements provided for in the Combined Plan and Disclosure Statement and the Chapter 11 Cases, and the Bankruptcy Court’s findings shall constitute its determination that such compromises and settlements are in the best interests of the Debtors, the Estates and all Holders of Claims and Equity Interests against the Debtors.

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V.	Request for Expedited Determination of Taxes

The Debtors and the Post-confirmation Liquidating Trustee shall have the right to request an expedited determination under Section 505(b) of the Bankruptcy Code with respect to tax returns filed, or to be filed, for any and all taxable periods ending after the Petition Date through the Effective Date.

Dated:	September 14, 2016	DNIB Unwind, Inc. (f/k/a BIND Therapeutics, Inc.)
	Wilmington, Delaware	By:	/s/ Geoffrey L. Berman
			Name:	Geoffrey L. Berman
			Title:	Chief Restructuring Officer

Dated:	September 14, 2016 Wilmington, Delaware	DNIB Subsidiary Corporation (f/k/a BIND Biosciences Security Corporation)

		By:	/s/ Geoffrey L. Berman
			Name:	Geoffrey L. Berman
			Title:	President

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Exhibit A

Liquidating Trust Agreement

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LIQUIDATION TRUST AGREEMENT

PREAMBLE

This Liquidation Trust Agreement, dated as of September [    ], 2016 (the “Agreement”), which pertains to the administration of this DNIB Liquidation Trust (the “Liquidation Trust”), is made effective as of the Effective Date1 of the Plan, by and among DNIB Unwind, Inc. (f/k/a BIND Therapeutics, Inc.) and DNIB Subsidiary Corporation (f/k/a BIND Biosciences Security Corporation), as debtors-in-possession (collectively, the “Debtors”), and Geoffrey L. Berman, not individually, but solely in his capacity as trustee (the “Liquidation Trustee” and together with the Debtors, the “Parties”) in accordance with the Debtors’ Combined Disclosure Statement and Chapter 11 Plan of Liquidation dated August 15, 2016 (including all exhibits thereto, as the same may be further amended, modified, or supplemented from time to time, the “Plan”) filed by the Debtors and such Plan having been confirmed pursuant to the entry of the Confirmation Order.

RECITALS:

(A) On May 1, 2016 (the “Petition Date”), each of the Debtors filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) and commencing their Chapter 11 cases (the “Chapter 11 Cases”);

(B) On August 15, 2016, the Debtors filed the Plan and a motion seeking an order confirming the Plan (the “Confirmation Order”) with the Bankruptcy Court;

(C) The Plan provides for the creation of a post-confirmation Liquidation Trust to hold and administer the Debtors’ assets (the “Liquidation Trust Assets”), including certain Causes of Action, and distributing the proceeds therefrom to the Holders of Allowed Claims and Equity Interests, in accordance with the terms of this Agreement and the Plan. This Agreement is executed to establish the Liquidation Trust and to facilitate the Plan;

(D) The Liquidation Trust is created on behalf of, and for the benefit of, the Liquidation Trust Beneficiaries;

(E) The respective powers, authority, responsibilities and duties of the Liquidation Trustee shall be governed by this Agreement, the Plan, the Confirmation Order, other applicable orders issued by the Bankruptcy Court and, with respect to the Liquidation Trustee only, any obligations under Delaware law;

(F) This Agreement is intended to supplement, complement and implement the Plan. If any of the terms and/or provisions of this Agreement are inconsistent with the terms and/or provisions of the Plan, then the Plan shall govern except for inconsistencies or clarifications in furtherance of the Liquidation Trust as a liquidating trust for federal income tax purposes, in which case the terms and/or provisions of the Liquidation Trust shall govern; and

[1]	Capitalized terms used herein and not otherwise defined herein or when first used shall have the meanings set forth in the Plan.

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(G) The Liquidation Trust is intended to qualify as a “liquidating trust” under the United States Internal Revenue Code of 1986 and the Treasury Regulations promulgated thereunder, specifically Treasury Regulation section 301.7701-4(d), and as such is a “grantor trust” for federal income tax purposes with the Liquidation Trust Beneficiaries treated as the grantors and owners of the Liquidation Trust. In particular, as specified in Revenue Procedure 94-95, 1994-2 C.B. 684 (July 11, 1994):

(i)	The Liquidation Trust is organized for the primary purpose of liquidating the Liquidation Trust Assets, with no objective to conduct a trade or business except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Liquidation Trust. The Liquidation Trust shall not be deemed a successor of the Debtors or their Estates;

(ii)	This Agreement provides that the Liquidation Trust Beneficiaries will be treated as the grantors of the Liquidation Trust and deemed owners of the Liquidation Trust Assets, and further, requires the Liquidation Trustee to file returns for the Liquidation Trust as a grantor trust pursuant to Treasury Regulation section 1.671-4(a);

(iii)	This Agreement provides for consistent valuations of the transferred property by the Liquidation Trustee and the Liquidation Trust Beneficiaries, and those valuations shall be used for all federal income tax purposes;

(iv)	All of the Liquidation Trust’s income is to be and will be treated as subject to tax on a current basis to the Liquidation Trust Beneficiaries who will be responsible for payment of any tax due;

(v)	This Liquidation Trust contains a fixed or determinable termination date in that it will terminate as soon as practicable, but in no event later than the fifth (5th) anniversary of the Effective Date; provided, however, that, the Bankruptcy Court, upon motion by a party-in-interest within the six (6) month period prior to the fifth (5th) anniversary (or at least six (6) months prior to the end of an extension period), may extend the term of the Liquidation Trust for a finite period (not to exceed an additional three (3) years, together with any prior extensions, without a favorable ruling from the IRS that any further extension would not adversely affect the status of the Liquidation Trust as a liquidating trust for federal income tax purposes) if such an extension is warranted by the facts and based upon a finding that such an extension is necessary to the liquidating purpose of the Liquidation Trust, further provided adequate funding exists for such extension period as determined by the Bankruptcy Court;

(vi)	The investment powers of the Liquidation Trustee, other than those reasonably necessary to maintain the value of the Liquidation Trust Assets and to further the liquidating purpose of the Liquidation Trust, are limited to powers to invest in Permissible Investments (as defined herein); and

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(vii)	The Liquidation Trustee is required to distribute to the Liquidation Trust Beneficiaries, at least once per twelve-month period, the Liquidation Trust’s net income plus all net proceeds from the sale, realization, settlement or liquidation of the Liquidation Trust Assets, except that the Liquidation Trustee may retain an amount of net proceeds or net income reasonably necessary to maintain the value of the Liquidation Trust Assets, to satisfy current and projected expenses of the Liquidation Trust, or to meet Claims and contingent liabilities (including Disputed Claims), subject to a budget approved by the Bankruptcy Court.

NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements contained herein and in the Plan, the Parties agree as follows:

DEFINITIONS

“Affiliates” means parents, subsidiaries, members, managers, limited partners and general partners.

“Agreement” has the meaning specified in the Preamble to this Agreement.

“Bankruptcy Court” has the meaning specified in the Preamble to this Agreement.

“Causes of Action” means all Causes of Action (as defined in the Plan) that are Liquidation Trust Assets.

“Confidential Party” has the meaning specified in Article 18.4.

“Debtors” has the meaning specified in the Preamble to this Agreement.

“DSI” means Development Specialists, Inc.

“Engagement Letter” means the engagement letter dated July 29, 2016 that is attached hereto as Exhibit A.

“IRS” means the Internal Revenue Service of the United States of America.

“Liquidation Trust” has the meaning specified in the Preamble to this Agreement.

“Liquidation Trust Asset Proceeds” means any and all proceeds from the Liquidation Trust Assets, including, without limitation, any cash or other property received from or in connection with the Liquidation Trust Assets or the prosecution, settlement or adjudication of any related Cause of Action.

“Liquidation Trust Beneficiaries” means the Holders of Allowed General Unsecured Claims and the Holders of Allowed Equity Interests.

“Liquidation Trust Funds” has the meaning specified in Article 5.1.

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“Liquidation Trustee” has the meaning specified in the Preamble to this Agreement or any successor thereto.

“Liquidation Trustee Non-Professionals” has the meaning specified in Article 15.1(b).

“Liquidation Trustee Professionals” has the meaning specified in Article 15.1(a).

“Parties” has the meaning specified in the Preamble to this Agreement.

“Permissible Investments” has the meaning specified in Article 2.8.

“Person” means any individual, corporation, partnership, joint venture, association, trust, unincorporated organization, or other legal entity, or any governmental authority, entity, or political subdivision thereof.

“Petition Date” has the meaning specified in the Preamble to this Agreement.

“Plan” has the meaning specified in the Preamble to this Agreement.

ARTICLE I.

NAME OF TRUST AND LIQUIDATION TRUSTEE

The name of the Liquidation Trust is the DNIB Liquidation Trust.

Geoffrey L. Berman is hereby appointed to serve as the initial Liquidation Trustee under the Plan, and hereby accepts this appointment and agrees to serve in such capacity effective upon the Effective Date of the Plan and pursuant to the terms of the Plan, the Engagement Letter and this Agreement. A successor Liquidation Trustee shall be appointed as set forth in Section 12.1 in the event the Liquidation Trustee is removed or resigns pursuant to this Agreement or if the Liquidation Trustee otherwise vacates the position.

ARTICLE II.

DUTIES AND POWERS OF THE LIQUIDATION TRUSTEE

2.1.	Generally

The Liquidation Trustee shall be responsible for liquidating and administering (or abandoning, as the case may be) the Liquidation Trust Assets, including the Causes of Action, and taking actions on behalf of, and representing, the Liquidation Trust. The Liquidation Trustee shall have the authority to bind the Liquidation Trust within the limitations set forth herein, but shall for all purposes hereunder be acting in the capacity of Liquidation Trustee and not individually.

2.2.	Scope of Authority of Liquidation Trustee

Within the limitations set forth herein, and subject to the oversight provisions set forth in this Agreement, the responsibilities and authority of the Liquidation Trustee shall

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include, without limitation: (i) holding and administering the Liquidation Trust Assets, (ii) evaluating and determining strategy with respect to the Causes of Action and litigating Causes of Action, or settling, transferring, releasing or abandoning any and all Causes of Action on behalf of the Liquidation Trust, (iii) facilitating the prosecution or settlement of objections to or estimations of Claims asserted against the Liquidation Trust or the Liquidation Trust Assets, (iv) calculating and implementing distributions to the Liquidation Trust Beneficiaries in accordance with the Plan and this Agreement, (v) filing all required tax returns for the Liquidation Trust as a grantor trust pursuant to Treasury Regulation section 1.671-4(a), (vi) performing such acts as are necessary for the administration, resolution and wind-down of the Debtors after the Effective Date including, without limitation, preparing and filing final tax returns for the Debtors, and finalizing the wind-down of the Debtors’ 401(k) plan, as necessary, (vii) retaining Trustee Professionals and Trustee Non-Professionals as provided in the Plan or this Agreement, (viii) receiving reasonable compensation for performing services as Liquidation Trustee in accordance with the Engagement Letter and paying the reasonable fees, costs and expenses of any Trustee Professionals and Trustee Non-Professionals in accordance with the applicable provisions of this Agreement, in all cases in accordance with a budget approved by the Bankruptcy Court on motion of the Liquidation Trustee in accordance with Article 2.4, (ix) providing periodic reports and updates to the UST regarding the status of the administration of the Liquidation Trust Assets and the assets, liabilities and transfers of the Liquidation Trust, and (x) carrying out such other responsibilities not specifically set forth herein as may be vested in the Liquidation Trustee pursuant to the Plan, this Agreement, Bankruptcy Court order, or as may be necessary and proper to carry out the provisions of the Plan or this Agreement. The Liquidation Trustee shall retain professionals in accordance with the direction of the Bankruptcy Court.

2.3.	Obligations to Liquidation Trust and Beneficiaries

The Liquidation Trustee’s actions as Liquidation Trustee will be held to standards required under Delaware law.

2.4.	Additional Powers of Liquidation Trustee

In connection with the administration of the Liquidation Trust, subject to and except as otherwise set forth in this Agreement or the Plan, the Liquidation Trustee is hereby authorized to perform those acts necessary to accomplish the purposes of the Liquidation Trust. Without limiting, but subject to, the foregoing, the Liquidation Trustee shall, unless otherwise provided in this Agreement and subject to the limitations contained herein and in the Plan:

(1) be expressly authorized and required to hold legal title (on behalf of the Liquidation Trust as Liquidation Trustee, but not individually) to the Liquidation Trust Assets, including, but not limited to, the Causes of Action and be expressly authorized to vote any Claim or Equity Interest held by the Liquidation Trust in any case or proceeding under the Bankruptcy Code or otherwise and to receive any distribution therein;

(2) be expressly authorized and required to protect and enforce the rights to the Liquidation Trust Assets vested in the Liquidation Trust by the Plan by any method deemed appropriate in his discretion, including, without limitation, by judicial proceedings or pursuant to any applicable bankruptcy, insolvency, moratorium or similar law and general principles of equity;

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(3) be expressly authorized and required to invest funds (in the manner set forth in Section 2.8), make distributions and pay any other obligations owed by the Liquidation Trust from the Liquidation Trust Assets as provided herein and in the Plan, in all cases in accordance with a budget approved by the Bankruptcy Court;

(4) be expressly authorized and required to prosecute, defend, compromise, adjust, arbitrate, abandon, estimate, or otherwise deal with and settle, in accordance with the terms set forth in Article VI hereof, Claims against the Liquidation Trust or the Liquidation Trust Assets;

(5) be expressly authorized and required to pay expenses and make disbursements necessary to preserve, liquidate, and enhance the Liquidation Trust Assets, in all cases in accordance with a budget approved by the Bankruptcy Court;

(6) be expressly authorized to purchase such insurance coverage as the Liquidation Trustee, in his sole discretion, deems necessary and appropriate with respect to the liabilities and obligations of the Liquidation Trustee, in all cases in accordance with a budget approved by the Bankruptcy Court;

(7) be expressly authorized to purchase such insurance coverage as the Liquidation Trustee, in his sole discretion, deems necessary and appropriate with respect to real and personal property which may be or may become Liquidation Trust Assets, in all cases in accordance with a budget approved by the Bankruptcy Court;

(8) be expressly authorized to retain and pay, as applicable, the Trustee Professionals and Trustee Non-Professionals as provided in, and subject to the terms of, this Agreement, in all cases in accordance with a budget approved by the Bankruptcy Court;

(9) be expressly authorized to settle, in his sole discretion, any and all Disputed Claims such that the remaining claim amount after the settlement is less than or equal to $500,000.00; provided, however, that the Liquidation Trustee may not settle any Disputed Claim where the remaining claim amount after the settlement exceeds $500,000.00 without approval of the Bankruptcy Court;

(10) be expressly authorized to incur any reasonable and necessary expenses in liquidating and converting the Liquidation Trust Assets to Cash, or otherwise administering the Liquidation Trust, as set forth in the Plan or this Agreement, in all cases in accordance with a budget approved by the Bankruptcy Court; and

(11) be expressly authorized and required to assume such other powers as may be vested in or assumed by the Liquidation Trust pursuant to the Plan or Bankruptcy Court order, or as may be necessary and proper to carry out the provisions of the Plan or this Agreement.

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2.5.	General Authority of the Liquidation Trustee

Unless specifically stated otherwise herein, the Liquidation Trustee shall not be required to obtain Bankruptcy Court approval with respect to any proposed action or inaction: (a) authorized in this Agreement, or (b) specifically contemplated in the Plan.

2.6.	Limitation of Liquidation Trustee’s Authority; No On-Going Business

(a) The Liquidation Trustee shall have no power or authority except as set forth in this Agreement or in the Plan.

(b) For federal income tax purposes, the Liquidation Trustee shall not be authorized to engage in any trade or business with respect to the Liquidation Trust Assets or any proceeds therefrom except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Liquidation Trust. The Liquidation Trustee shall take such actions consistent with the prompt orderly liquidation of the Liquidation Trust Assets as required by applicable law and consistent with the treatment of the Liquidation Trust as a liquidating trust under Treasury Regulation section 301.7701-4(d), to the extent such actions are permitted by this Agreement.

2.7.	Other Activities

The Liquidation Trustee shall be entitled to retain DSI in accordance with the terms of this Agreement and the Engagement Letter to assist with the administration of the Liquidation Trust. DSI and the Liquidation Trustee may be retained in matters that are unrelated to the Liquidation Trust by banks, bank groups or other institutional lenders or debt holders who are, or whose Affiliates are, lenders to the Liquidation Trust or its Affiliates, so long as such other retention does not involve holding or representing any interest adverse to the interests of the Liquidation Trust, or otherwise preclude or impair the Liquidation Trustee from performing his duties under this Agreement.

2.8.	Investment and Safekeeping of Liquidation Trust Assets

All monies and other assets received by the Liquidation Trustee shall, until distributed or paid over as herein provided, be segregated from all other monies and assets of the Liquidation Trustee, and further, shall be held in trust for the benefit of the Liquidation Trust Beneficiaries, but need not be segregated from other Liquidation Trust Assets, unless and to the extent required by the Plan. The Liquidation Trustee shall promptly invest any such monies in the manner set forth in this Section 2.8, but shall otherwise be under no liability for interest or income on any monies received by the Liquidation Trust hereunder and held for distribution or payment to the Beneficiaries, except as such interest shall actually be received. Investment of any monies held by the Liquidation Trust shall be administered in accordance with the general duties and obligations hereunder. The right and power of the Liquidation Trustee to invest the Liquidation Trust Assets, the proceeds thereof, or any income earned by the Liquidation Trust, shall be limited to the right and power to (i) invest such Liquidation Trust Assets (pending distributions in accordance with the Plan or this Agreement) in (a) short-term direct obligations of, or obligations guaranteed by, the United States of America or (b) short-term obligations of any agency or corporation which is or may hereafter be created by or pursuant to an act of the

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Congress of the United States as an agency or instrumentality thereof; or (ii) deposit such assets in demand deposits at any bank or trust company, which has, at the time of the deposit, a capital stock and surplus aggregating at least $1,000,000,000 (collectively, the “Permissible Investments”) provided, however, that the scope of any such Permissible Investments shall be limited to include only those investments that a liquidating trust, within the meaning of Treasury Regulation section 301.7701-4(d), may be permitted to hold, pursuant to the Treasury Regulations, or any modification in the IRS guidelines, whether set forth in IRS rulings, other IRS pronouncements or otherwise.

ARTICLE III.

TERM AND COMPENSATION FOR LIQUIDATION TRUSTEE

3.1.	Compensation

(a) The Liquidation Trustee shall be entitled to receive compensation for services rendered on behalf of the Liquidation Trust and reimbursement of expenses as provided in the Engagement Letter, previously approved by the Bankruptcy Court, or such other compensation as ordered by the Bankruptcy Court.

(b) All compensation and other amounts payable to the Liquidation Trustee shall be paid out of the Liquidation Trustee Funds.

3.2.	Termination

The duties, responsibilities and powers of the Liquidation Trustee will terminate on the date the Liquidation Trust is dissolved under applicable law in accordance with the Plan, or by an order of the Bankruptcy Court.

3.3.	No Bond

The Liquidation Trustee shall serve without bond.

3.4.	Removal

The Liquidation Trustee may be removed only for cause by a Final Order of the Bankruptcy Court, after notice and a hearing; provided however, that the Liquidation Trustee may not be removed until a successor Liquidation Trustee has been named or is capable of being named immediately upon such removal. For purposes of removing the Liquidation Trustee, “cause” shall mean gross negligence, breach of fiduciary duty, breach of trust, and reckless or willful mishandling of the Liquidation Trust Assets. Any fees and unreimbursed expenses that have been properly incurred by the Liquidation Trustee in accordance with the terms of this Agreement and the Engagement Letter that are owing to the Liquidation Trustee as of the date of the Liquidation Trustee’s removal shall be paid to the Liquidation Trustee within 5 days of the removal date.

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3.5.	Resignation

The Liquidation Trustee may resign by giving not less than sixty (60) days’ prior written notice thereof to the Bankruptcy Court.

ARTICLE IV.

PROVISIONS REGARDING DISTRIBUTIONS

4.1.	Priority and Method of Distributions

(a) Generally. The Liquidation Trustee, on behalf of the Liquidation Trust, or such other Person as may be designated in accordance with this Agreement, will make distributions to the Liquidation Trust Beneficiaries in accordance with this Agreement and in accordance with the priorities set forth in, and the other provisions of, the Plan. Whenever any distribution to be made under the Plan or this Agreement is due on a day other than a Business Day, such distribution shall be made, without interest, on the immediately succeeding Business Day, but any such distribution will have been deemed to have been made on the date due.

(b) Distribution of Liquidation Trust Assets and Proceeds Thereof. All Liquidation Trust Assets and all Liquidation Trust Asset Proceeds shall be distributed in accordance with the terms of this Agreement and of, and priorities established by, the Plan and Confirmation Order.

(c) Distribution of the Liquidation Trustee Funds. Distributions will be made by the Liquidation Trustee in the following order of priority: (i) first, to satisfy the expenses of administering the Liquidation Trust, including reasonable fees and expenses of any attorneys, advisors, other professionals and employees employed by the Liquidation Trustee in accordance with a budget approved by the Bankruptcy Court; and (ii) second, to make distributions to Liquidation Trust Beneficiaries in accordance with the terms of the Plan and this Agreement.

(d) Periodic Distribution Requirement. Subject to the provisions of this Article IV and to the extent required to maintain grantor trust tax status, the Liquidation Trustee is required to distribute at least once per twelve-month period to the Liquidation Trust Beneficiaries the Liquidation Trust’s net income plus all net proceeds from the sale, realization, settlement or liquidation of the Liquidation Trust Assets, except that the Liquidation Trustee may retain an amount of net proceeds or net income reasonably necessary to maintain the value of the Liquidation Trust Assets, to satisfy current and projected expenses of the Liquidation Trust, and to meet Claims and contingent liabilities (including Disputed Claims), in each case in accordance with a budget approved by the Bankruptcy Court.

(e) Withholding. The Liquidation Trustee may withhold from amounts distributable to any Person any and all amounts, determined in the Liquidation Trustee’s reasonable sole discretion, to be required by any law, regulation, rule, ruling, directive or other government equivalent of the United States or of any political subdivision thereof. To the extent that amounts are so withheld and paid over to the appropriate governmental entity, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and withholding was made.

(f) Tax Identification Numbers. The Liquidation Trustee is authorized to request and obtain from the Liquidation Trust Beneficiaries or any other Person Forms W-8 and/or W-9 or such other forms or information relating to the Liquidation Trustee’s obligations to withhold as the Liquidation Trustee may reasonably request, and the Liquidation Trustee may condition any distribution to any Liquidation Trust Beneficiary or other distributee upon receipt of such forms or information.

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4.2.	Delivery of Distributions

Subject to the provisions of Federal Rule of Bankruptcy Procedure 2002(g), and except as otherwise provided herein, distributions and deliveries to the Liquidation Trust Beneficiaries shall be made at the address of each such Liquidation Trust Beneficiary set forth on the Debtors’ books and records unless superseded by the address set forth on proofs of claim filed by any such Liquidation Trust Beneficiary or the transfer agent for the Debtors’ Equity Interests.

4.3.	Unclaimed Distributions

Any Cash or other property to be Distributed under the Plan shall revert to the Liquidation Trust or the Debtors, as applicable, if it is not claimed by the Entity on or before the Unclaimed Distribution Deadline. If such Cash or other property is not claimed on or before the Unclaimed Distribution Deadline, the Distribution made to such Entity shall be deemed to be reduced to zero. Any Distribution that remains unclaimed ninety (90) days after the final Distribution is made shall be paid to a 501(c)(3) charity, such as the American Bankruptcy Institute

ARTICLE V.

TRUST FUNDING

5.1.	Trust Funding

The costs and expenses of the Liquidation Trust, including, without limitation, the compensation to and reimbursement of expense to the Liquidation Trustee and the fees, costs and expenses of all professionals retained by the Liquidation Trustee in connection with the performance of the Liquidation Trustee’s duties in connection with this Agreement, in each case in accordance with a budget approved by the Bankruptcy Court in accordance with Article 2.4, shall be initially paid from a fund set aside (the “Liquidation Trust Funds”) for payment of same on the Effective Date, in the amount established by the Plan and Confirmation Order. The Liquidation Trust Funds shall not be subject to charge for claims against the Liquidation Trust, the Liquidation Trustee, or the Debtors’ Estates, except as provided for in the budget approved by the Bankruptcy Court. Any funds remaining in the Liquidation Trust Funds after completion of the Liquidation Trustee’s activities and full payment of all costs and expenses of the Liquidation Trust including, without limitation, the fees, costs and expenses of the Liquidation Trustee and the professionals retained by the Liquidation Trustee, shall be paid to the Liquidation Trust Beneficiaries according to the terms of the Plan and this Agreement.

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ARTICLE VI.

PROCEDURES FOR RESOLUTION OF DISPUTED, CONTINGENT AND

UNLIQUIDATED CLAIMS OR EQUITY INTERESTS

6.1.	Objections to Claims; Prosecution of Disputed Claims

(a) The Liquidation Trustee, on behalf of the Liquidation Trust, shall have the exclusive right to object to the allowance of any Claims in Class 3, by no later than the Claim Objection Deadline. The Liquidation Trustee shall have the right to object to the allowance of Claims with respect to which the Liquidation Trustee disputes classification, liability or allowance in whole or in part. The Liquidation Trustee shall have the authority to settle, in his sole discretion, any and all such objections to Claims such that the remaining claim amount after the settlement is less than or equal to $500,000.00; provided, however, that the Liquidation Trustee may not settle any objection to a Claim where the remaining claim amount after the settlement exceeds $500,000.00 without Bankruptcy Court approval.

6.2.	Estimation of Claims

The Liquidation Trustee may at any time request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to Section 502(c) of the Bankruptcy Code regardless of whether the Debtors or the Liquidation Trustee previously have objected to such Claim or whether the Bankruptcy Court has ruled on any such objection. The Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including, without limitation, during the pendency of any appeal relating to any such objection. Subject to the provisions of Section 502(j) of the Bankruptcy Code, in the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, the amount so estimated shall constitute the maximum allowed amount of such Claim. If the estimated amount constitutes a maximum limitation on the amount of such Claim, the Liquidation Trustee may pursue supplementary proceedings to object to the allowance of such Claim. All of the aforementioned objection, estimation and resolution procedures are intended to be cumulative and not necessarily exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.

6.3.	Payments and Distributions on Disputed Claims

(a) Notwithstanding any provision hereof to the contrary, the Liquidation Trustee may, in his discretion, pay the undisputed portion of a Disputed Claim. Notwithstanding the foregoing, the Liquidation Trustee will set aside for each Holder of a Disputed Claim such portion of Cash as may be necessary to provide required distributions if that Claim were an Allowed Claim, either based upon the amount of the Claim as filed with the Bankruptcy Court or the amount of the Claim as estimated by the Bankruptcy Court.

(b) At such time as a Disputed Claim becomes, in whole or in part an Allowed Claim, the Liquidation Trustee shall distribute to the Holder thereof the distributions, if any, to which such Holder is then entitled under the Plan or the Liquidation Trust. Such distribution, if any, will be made as soon as practicable after the date that the order or judgment of the

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Bankruptcy Court allowing such Disputed Claim becomes a Final Order. No interest will be paid on Disputed Claims that later become Allowed or with respect to any distribution in satisfaction thereof to a Holder.

ARTICLE VII.

LIABILITY AND EXCULPATION PROVISIONS

7.1.	Standard of Liability

(a) In no event shall the Liquidation Trustee or his Professionals, Non-Professionals, Affiliates, representatives, employees, directors, officers or principals be held personally liable for any claim, expense, liability or other obligation asserted against the Liquidation Trust. The Liquidation Trustee and all of his Non-Professionals, Professionals, Affiliates, representatives, employees, directors, officers or principals shall not be liable for any negligence or any error of judgment made in good faith with respect to any action taken or omitted to be taken in good faith, except to the extent that the action taken or omitted to be taken by each of the same or their respective Professionals, Non-Professionals, Affiliates, representatives, employees, directors, officers or principals is determined by a Final Order to be solely due to their own respective gross negligence, willful misconduct, fraud or, solely in the case of the Liquidation Trustee, breach of fiduciary duty. Any act or omission taken with the approval of the Bankruptcy Court will be conclusively deemed not to constitute gross negligence or willful misconduct.

7.2.	Reliance by Liquidation Trustee

Except as otherwise provided herein:

(a) the Liquidation Trustee may rely, and shall be protected in acting upon, any resolution, certificate, statement, installment, opinion, report, notice, request, consent, order, or other paper or document reasonably believed to be genuine and to have been signed or presented by the proper party or parties;

(b) the Liquidation Trustee shall not be liable for any action reasonably taken or not taken by him in accordance with the advice of a Professional; and

(c) persons dealing with the Liquidation Trustee shall look only to the Liquidation Trust Funds to satisfy any liability incurred by the Liquidation Trustee to such person in carrying out the terms of this Agreement, and the Liquidation Trustee shall not have any personal obligation to satisfy any such liability, except to the extent that actions taken or not taken after the Effective Date by the Liquidation Trustee are determined by a Final Order to be solely due to the Liquidation Trustee’s own gross negligence, willful misconduct, fraud or breach of fiduciary duty.

7.3.	Exculpation; Indemnification

(a) Exculpation. From and after the Effective Date, the Liquidation Trustee, and his Professionals, Non-Professionals, Affiliates, representatives, employees, directors, officers or principals, shall be and hereby are exculpated by all Persons and Entities, including,

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without limitation, Holders of Claims and other parties in interest, from any and all claims, causes of action and other assertions of liability arising out of the discharge of the powers and duties conferred upon said parties pursuant to or in furtherance of this Agreement, the Plan, or any order of the Bankruptcy Court or applicable law or otherwise, except only for actions taken or not taken, from and after the Effective Date only to the extent determined by a Final Order to be solely due to their own respective gross negligence, willful misconduct, fraud, or, solely in the case of the Liquidation Trustee, breach of fiduciary duty.

(b) No Holder of a Claim or other party-in-interest will have or be permitted to pursue any claim or cause of action against the Liquidation Trustee or his Professionals, Non-Professionals, representatives, employees, directors, officers or principals for making payments in accordance with the Plan or this Agreement or for implementing the provisions of the Plan or this Agreement. Any act taken or not taken, in the case of the Liquidation Trustee, with the approval of the Bankruptcy Court, will be conclusively deemed not to constitute gross negligence, willful misconduct, or a breach of fiduciary duty.

(c) Indemnification. The Liquidation Trust shall indemnify, defend and hold harmless the Liquidation Trustee, his Professionals and Non-Professionals, solely from Liquidation Trust Funds and Liquidation Trust Assets, from and against any and all claims, causes of action, liabilities, obligations, losses, damages or expenses (including attorneys’ fees and expenses) occurring after the Effective Date, other than to the extent determined by a Final Order to be solely due to their own respective gross negligence, willful misconduct, or, solely in the case of the Liquidation Trustee, breach of fiduciary duty, to the fullest extent permitted by applicable law.

ARTICLE VIII.

ESTABLISHMENT OF THE LIQUIDATION TRUST

8.1.	Transfer of Assets to Liquidation Trust; Assumption of Liabilities

Pursuant to the Plan, the Debtors and the Liquidation Trustee hereby establish the Liquidation Trust on behalf of the Liquidation Trust Beneficiaries, to be treated as the grantors and deemed owners of the Liquidation Trust Assets and the Debtors hereby transfer, assign, and deliver to the Liquidation Trust, on behalf of the Liquidation Trust Beneficiaries, all of their right, title, and interest in the Liquidation Trust Assets, including the related claims and Causes of Action of the Debtors, other than any claims and causes of action expressly waived, exculpated or released in accordance with the provisions of the Plan, notwithstanding any prohibition of assignability under applicable non-bankruptcy law. Such transfer includes, but is not limited to, all rights to assert, waive or otherwise exercise any attorney-client privilege, work product protection or other privilege, immunity, or confidentiality provision vested in, or controlled by, the Debtors. The Liquidation Trustee agrees to accept and hold the Liquidation Trust Assets in the Liquidation Trust for the benefit of the Liquidation Trust Beneficiaries, subject to the terms of the Plan and this Agreement.

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8.2.	Title to Assets

(a) On the Effective Date, the Debtors shall transfer the Liquidation Trust Assets to the Liquidation Trust for the benefit of the Liquidation Trust Beneficiaries. Notwithstanding any prohibition of assignability under applicable non-bankruptcy law, all assets and properties encompassed by the Plan shall vest in the Liquidation Trust in accordance with Section 1141 of the Bankruptcy Code. Upon the transfer of the Liquidation Trust Assets to the Liquidation Trust, the Debtors shall have no interest in or with respect to such Liquidation Trust Assets or the Liquidation Trust.

(b) For all federal income tax purposes, all Parties and Liquidation Trust Beneficiaries shall treat the transfer of the Liquidation Trust Assets by the Debtors to the Liquidation Trust, as set forth in this Article VIII and in the Plan, as a transfer of such assets by the Debtors to the Liquidation Trust Beneficiaries entitled to distributions under this Agreement followed by a transfer by such Liquidation Trust Beneficiaries to the Liquidation Trust. Thus, the Beneficiaries shall be treated as the grantors and owners of a grantor trust for federal income tax purposes.

8.3.	Valuation of Assets

As soon as practicable after the Effective Date, the Liquidation Trustee (to the extent that the Liquidation Trustee deems it necessary or appropriate in his discretion), shall value the Liquidation Trust Assets based on the good faith determination of the Liquidation Trustee. The valuation shall be used consistently by all Parties and the Liquidation Trust Beneficiaries for all federal income tax purposes. The Bankruptcy Court shall resolve any dispute regarding the valuation of the Liquidation Trust Assets.

ARTICLE IX.

LIQUIDATION TRUST BENEFICIARIES

9.1.	Identification of Liquidation Trust Beneficiaries

In order to determine the actual names and addresses of the Liquidation Trust Beneficiaries, the Liquidation Trustee shall be entitled to conclusively rely on the names and addresses set forth in the Debtors’ Schedules or filed proofs of claim or on the Debtors’ stock transfer agent. Each Liquidation Trust Beneficiary’s right to distribution from the Liquidation Trust, which is dependent upon such Liquidation Trust Beneficiary’s classification under the Plan, shall be that accorded to such Liquidation Trust Beneficiary under the Plan.

ARTICLE X.

ADMINISTRATION

10.1.	Purpose of the Liquidation Trust

The Liquidation Trust shall be established for the primary purpose of liquidating its assets, in accordance with Treasury Regulation section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Liquidation Trust. Accordingly,

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the Liquidation Trustee shall, in an expeditious but orderly manner, liquidate and convert to Cash the Liquidation Trust Assets, make timely distributions to the Liquidation Trust Beneficiaries and not unduly prolong its duration, and shall take or refrain from taking such other actions as may be necessary, in the Liquidation Trustee’s reasonable judgment, to preserve and maintain the status of the Liquidation Trust as a “liquidating trust” and as a “grantor trust” within the meaning of Treasury Regulation sections 301.7701-4(d) and 1.671-4(a). The Liquidation Trust shall not be deemed a successor-in-interest of the Debtors for any purpose other than as specifically set forth in this Agreement.

10.2.	Books and Records

The Liquidation Trustee shall maintain books and records relating to the administration of the Causes of Action and the distribution by the Liquidation Trustee of the proceeds therefrom in such detail and for such period of time as may be necessary to make full and proper accounting in respect thereof and to comply with applicable provisions of law. The Liquidation Trustee shall also maintain books and records relating to the administration of the Liquidation Trust Assets (including the Causes of Action), the income and expenses of the Liquidation Trust, and the payment of expenses of and liabilities of, claims against or assumed by, the Liquidation Trust in such detail and for such period of time as may be necessary to make full and proper accounting in respect thereof and to comply with applicable provisions of law. Except as otherwise provided herein or in the Plan, nothing in this Agreement requires the Liquidation Trustee to file any accounting or seek approval of any court with respect to the administration of the Liquidation Trust, or as a condition for making any payment or distribution out of the Liquidation Trust Assets. Subject to all applicable privileges, those Liquidation Trust Beneficiaries who hold, in the aggregate, 10% or more of the aggregate dollar value of the Allowed General Unsecured Claims or 5% or more of the total number of Allowed Equity Interests, shall have the right, in addition to any other rights they may have pursuant to this Agreement, under the Plan or otherwise, upon thirty (30) days’ prior written notice to the Liquidation Trustee, to request a reasonable inspection of the books and records held by the Liquidation Trustee, provided that, all costs associated with such inspection shall be paid in advance by such requesting Liquidation Trust Beneficiary, and further, if so requested, such Liquidation Trust Beneficiary shall have entered into a confidentiality agreement in form and substance reasonably satisfactory to the Liquidation Trustee, and make such other arrangements as may be reasonably requested by the Liquidation Trustee.

10.3.	Compliance with Laws

Any and all distributions of Liquidation Trust Assets shall comply with all applicable laws and regulations, including, but not limited to, applicable federal and state tax and securities laws.

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ARTICLE XI.

SUCCESSOR LIQUIDATION TRUSTEE

11.1.	Successor Liquidation Trustee

In the event the Liquidation Trustee is removed by the Bankruptcy Court, resigns pursuant to this Agreement, or otherwise vacates his position, a successor Liquidation Trustee shall be appointed subject to the approval of the Bankruptcy Court. If a successor Liquidation Trustee is not so appointed, then the Bankruptcy Court shall appoint a successor in accordance with the best interests of the Liquidation Trust Beneficiaries. Any successor Liquidation Trustee appointed hereunder shall execute an instrument accepting such appointment. Thereupon, such successor Liquidation Trustee shall, without any further act, become vested with all the estates, properties, rights, powers, trusts and duties of his/her predecessor in the Liquidation Trust with like effect as if originally named herein; provided, however, that a removed or resigning Liquidation Trustee shall, nevertheless, when requested in writing by the successor Liquidation Trustee, execute and deliver any reasonable instrument or instruments conveying and transferring to such successor Liquidation Trustee all the estates, properties, rights, powers, and trusts of such removed or resigning Liquidation Trustee.

ARTICLE XII.

DISPUTED CLAIMS RESERVE

12.1.	Disputed Claims Reserve

The Liquidation Trustee shall maintain a reserve for any distributable amounts required to be set aside on account of Disputed Claims and shall distribute such amounts (net of any expenses, including any taxes relating thereto), as provided in the Plan and in this Agreement, as such Disputed Claims are resolved by Final Order, and such amounts shall be distributable in respect of such Disputed Claims as such amounts would have been distributable had the Disputed Claims been Allowed Claims as of the Effective Date.

ARTICLE XIII.

REPORTING

13.1.	Annual and Final Reports

As soon as practicable after the end of each calendar year, and as soon as practicable upon termination of the Liquidation Trust, the Liquidation Trustee shall submit to the Bankruptcy Court a written report including (i) financial statements of the Liquidation Trust at the end of that calendar year or period, and (ii) the receipts and disbursements of the Liquidation Trustee for such period.

13.2.	Federal Income Tax

(a) Grantor Trust Status. Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the issuance of applicable Treasury Regulations, the receipt by the Liquidation Trustee of a private letter ruling if the Liquidation

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Trustee so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by the Liquidation Trustee), the Liquidation Trustee shall file tax returns for the Liquidation Trustee as a grantor trust pursuant to Treasury Regulation section 1.671-4(a).

(b) Allocations of Liquidation Trust Taxable Income. Subject to the provisions of Section 14.2(a) hereof, allocations of Liquidation Trust taxable income shall be determined by reference to the manner in which an amount of cash equal to such taxable income would be distributed (without regard to any restriction on distributions described herein) if, immediately prior to such deemed distribution, the Liquidation Trust had distributed all of its other assets (valued for this purpose at their tax book value) to the Liquidation Trust Beneficiaries (treating any Holder of a Disputed Claim, for this purpose, as a current Liquidation Trust Beneficiary entitled to distributions), taking into account all prior and concurrent distributions from the Liquidation Trust (including any distributions held in reserve pending the resolution of Disputed Claims). Similarly, taxable losses of the Liquidation Trust will be allocated by reference to the manner in which an economic loss would be borne immediately after a liquidating distribution of the remaining Liquidation Trust Assets. The tax book value of the Liquidation Trust Assets for this purpose shall equal their fair market value on the Effective Date or, if later, the date such assets were acquired by the Liquidation Trust, adjusted in either case in accordance with tax accounting principles prescribed by the United States Internal Revenue Code, the Treasury Regulations and any other applicable administrative and judicial authorities and pronouncements.

(c) Tax Reporting Duties of Liquidating Trustee. Within sixty (60) days following the end of each calendar year, the Liquidating Trustee shall prepare and distribute a statement setting forth the information necessary for each Liquidating Trust Beneficiary to determine its share of items of income, gain, loss, deduction or credit for United States federal income tax purposes.

13.3.	Other

The Liquidation Trustee shall file (or cause to be filed) any other statement, returns or disclosures relating to the Liquidation Trust or the Liquidation Trust Assets, that are required by the IRS or any other Governmental Unit.

ARTICLE XIV.

TRANSFER OF LIQUIDATION TRUST BENEFICIARIES’ INTERESTS

14.1.	Transfer of Liquidation Trust Beneficiaries’ Interests

The beneficial interests that are owned by the Liquidation Trust Beneficiaries shall not be certificated. The interest of a Liquidation Trust Beneficiary shall be freely transferable by such Liquidation Trust Beneficiary; provided, however, that any transfer by a Liquidation Trust Beneficiary to another party will not be effective until and unless (i) the Liquidation Trustee receives written notice of such transfer executed by the appropriate party, (ii) the proposed transfer complies with all applicable securities laws, and (iii) the Liquidation Trustee receives any tax information reasonably requested by the Liquidation Trustee (including, without limitation, IRS Forms W-8 or W-9) from the transferee and from the transferor. In the

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case of a deceased individual Liquidation Trust Beneficiary, his or her executor or administrator shall succeed to such decedent’s interests. The Liquidation Trustee shall not be required to record any transfer in favor of any transferee which, in the sole discretion of the Liquidation Trustee, is or might be construed to be ambiguous or to create uncertainty as to the holder of the interest in the Liquidation Trust. Until a transfer is in fact recorded on the books and records maintained by the Liquidation Trustee for the purpose of identifying Liquidation Trust Beneficiaries, the Liquidation Trustee, whether or not in receipt of documents of transfer or other documents relating to the transfer, may nevertheless make distributions and send communications to Liquidation Trust Beneficiaries, as though he has no notice of any such transfer, and in so doing the Liquidation Trustee shall be fully protected and incur no liability to any purported transferee or any other Entity.

ARTICLE XV.

LIQUIDATION TRUSTEE PROFESSIONALS

AND NON-PROFESSIONALS

15.1.	Retention of Liquidation Trustee Professionals and Non-Professionals

(a) The Liquidation Trustee shall have the right to retain his own professionals including, without limitation, claims, disbursing and transfer agents, legal counsel, accountants, experts and other agents or advisors, as the Liquidation Trustee deems appropriate (the “Liquidation Trustee Professionals”) and on such terms as the Liquidation Trustee deems appropriate, and, in the case of DSI, in accordance with Article 2.7. The Liquidation Trustee Professionals shall be compensated in accordance with Article 15.2 hereof. The Liquidation Trustee Professionals so retained need not be “disinterested” as that term is defined in the Bankruptcy Code and may include, without limitation, counsel and financial advisors of the Debtors.

(b) The Liquidation Trustee shall have the right to retain non-professionals including, without limitation, employees, independent contractors or other agents as the Liquidation Trustee deems appropriate (the “Liquidation Trustee Non-Professionals”) and on such terms as the Liquidation Trustee deems appropriate. Such Liquidation Trustee Non-Professionals shall be compensated in accordance with Article 15.2 hereof. The Liquidation Trustee Non-Professionals so retained need not be “disinterested” as that term is defined in the Bankruptcy Code and may include, without limitation, employees, independent contractors or agents of the Debtors.

15.2.	Payment to Liquidation Trustee Professionals and Non-Professionals

(a) After the Effective Date, Liquidation Trustee Professionals shall be required to submit reasonably detailed invoices on a monthly basis to the Liquidation Trustee, including in such invoices a description of the work performed, who performed such work, and if billing on an hourly basis, the hourly rate of each such person, plus an itemized statement of expenses. The Liquidation Trustee shall pay those invoices ten (10) days after a copy of such invoices is provided to the Liquidation Trustee, without Bankruptcy Court approval, unless the Liquidation Trustee objects. If there is a dispute as to a part of an invoice, the Liquidation Trustee shall pay the undisputed portion and the Bankruptcy Court shall resolve any disputed amount.

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(b) After the Effective Date, Liquidation Trustee Non-Professionals shall be required to submit to the Liquidation Trustee periodic invoices containing information with sufficient detail to assess the reasonableness of the fees and charges. The Liquidation Trustee shall pay those invoices ten (10) days after a copy of such invoices is provided to the Liquidation Trustee, without Bankruptcy Court approval, unless the Liquidation Trustee objects. If there is a dispute as to a part of an invoice, the Liquidation Trustee shall pay the undisputed portion and the Bankruptcy Court shall resolve any disputed amount.

(c) All payments to Liquidation Trustee Professionals and Liquidation Trustee Non-Professionals shall be paid out of the Liquidation Trustee Funds.

ARTICLE XVI.

TERMINATION OF LIQUIDATION TRUST

16.1.	Duration and Extension

Notwithstanding any provision of the Plan to the contrary, the Liquidation Trust will terminate as soon as practicable, but in no event later than the fifth (5th) anniversary of the Effective Date; provided, however, that, the Bankruptcy Court, upon motion by a party-in-interest within the six (6) month period prior to the fifth (5th) anniversary (or at least six (6) months prior to the end of an extension period), may extend the term of the Liquidation Trust for a finite period (not to exceed an additional three (3) years, together with any prior extensions, without a favorable ruling from the IRS that any further extension would not adversely affect the status of the Liquidation Trust as a liquidating trust for federal income tax purposes) if such an extension is warranted by the facts and based upon a finding that such an extension is necessary to the liquidating purpose of the Liquidation Trust, further provided adequate funding exists for such extension period as determined by the Bankruptcy Court.

16.2.	Diligent Administration

The Liquidation Trustee shall, as applicable, (i) not unduly prolong the duration of the Liquidation Trust; (ii) at all times endeavor to resolve, settle or otherwise dispose of all claims that constitute Liquidation Trust Assets; (iii) effect the liquidation and distribution of the Liquidation Trust Assets to the Liquidation Trust Beneficiaries in accordance with the terms hereof, and; (iv) endeavor to terminate the Liquidation Trust as soon as reasonably practicable.

ARTICLE XVII.

AMENDMENT AND WAIVER

17.1.	Amendment and Waiver.

Any substantive provision of this Agreement may be materially amended or waived only with the written consent of the Liquidation Trustee or by order of the Bankruptcy Court if necessary to implement the Plan; provided, however, that no change may be made to this Agreement that would adversely affect the federal income tax status of the Liquidation Trust as a

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“grantor trust.” Technical or non-material amendments to or waivers of portions of this Agreement may be made as necessary, to clarify this Agreement or to enable the Liquidation Trust to effectuate the terms of this Agreement, with the consent of the Liquidation Trustee.

ARTICLE XVIII.

MISCELLANEOUS PROVISIONS

18.1.	Intention of Parties to Establish Grantor Trust

This Agreement is intended to create a grantor trust for United States federal income tax purposes and, to the extent provided by law, shall be governed and construed in all respects as a grantor trust.

18.2.	Preservation of Privilege

In connection with the vesting and transfer of the Liquidation Trust Assets, including rights and Causes of Action, any attorney-client privilege, work-product protection, or other privilege or immunity attaching or relating to any documents or communications (of any kind, whether written or oral, electronic or otherwise) held by the Debtors shall be transferred to the Liquidation Trust and shall vest in the Liquidation Trust. Accordingly, in connection with the prosecution and/or investigation of the Causes of Action by the Liquidation Trustee, any and all directors, officers, employees, counsel, agents, or attorneys-in-fact, of the Debtors, cannot assert any attorney-client privilege, work product protection, or other privilege or immunity attaching or relating to any documents or communications (of any kind, whether written or oral, electronic or otherwise) held by the Debtors or otherwise prevent, hinder, delay, or impede production or discussion of documents or communications requested by the Liquidation Trustee in discovery (whether formal or informal, and including without limitation, depositions, written discovery, and interviews). The Debtors and the Liquidation Trustee shall take all necessary actions to protect the transfer of such privileges, protections and immunities.

18.3.	Prevailing Party

Subject to Article 7.3(c) hereof, if the Liquidation Trustee or the Liquidation Trust, as the case may be, is the prevailing party in a dispute regarding the provisions of this Agreement or the enforcement thereof, then such prevailing party shall be entitled to collect any and all costs, expenses and fees, including attorneys’ fees, from the nonprevailing party incurred in connection with such dispute or enforcement action.

18.4.	Confidentiality

The Liquidation Trustee, and each of his employees, members, agents, professionals and advisors, including the Trustee Professionals and Trustee Non-Professionals, (each a “Confidential Party” and collectively the “Confidential Parties”) shall hold strictly confidential and not use for personal gain any material, non-public information of which they have become aware in their capacity as a Confidential Party, of or pertaining to any Entity to which any of the Liquidation Trust Assets relates; provided, however, that such information may be disclosed if (a) it is now or in the future becomes generally available to the public other than as a result of a disclosure by the Confidential Parties, or (b) such disclosure is required of the

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Confidential Parties pursuant to legal process including but not limited to subpoena or other court order or other applicable laws or regulations. In the event that any Confidential Party is requested to divulge confidential information pursuant to this subparagraph (b), such Confidential Party shall promptly, in advance of making such disclosure, provide reasonable notice of such required disclosure to the Liquidation Trustee to allow him sufficient time to object to or prevent such disclosure through judicial or other means and shall cooperate reasonably with the Liquidation Trustee in making any such objection, including but not limited to appearing in any judicial or administrative proceeding in support of any objection to such disclosure.

18.5.	Laws as to Construction

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to rules governing the conflict of law.

18.6.	Severability

Except with respect to provisions herein that are contained in the Plan, if any provision of this Agreement or the application thereof to any person or circumstance shall be finally determined by a court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and shall be valid and enforceable to the fullest extent permitted by law.

18.7.	Notices

Any notice or other communication hereunder shall be in writing and shall be deemed to have been sufficiently given, for all purposes, if delivered by facsimile (at the numbers set forth below) and deposited, postage prepaid, in a post office or letter box addressed to the person (or their successors or replacements) for whom such notice is intended at such address as set forth below, or such other addresses as may be filed with the Bankruptcy Court:

Liquidation Trustee:

Development Specialists, Inc.

Attn: Geoffrey L. Berman

333 South Grand Avenue, Suite 4070

Los Angeles, CA 90071

Facsimile: 213-617-2718

e-mail: gberman@dsi.biz

With a copy to:

Peter M. Gilhuly, Esq.

Latham & Watkins LLP

355 South Grand Avenue

Los Angeles, CA 90071

e-mail: peter.gilhuly@lw.com

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18.8.	Notices if to a Liquidation Trust Beneficiary

Any notice or other communication hereunder shall be in writing and shall be deemed to have been sufficiently given, for all purposes, if deposited, postage prepaid, in a post office or letter box addressed to the person for whom such notice is intended to the name and address set forth on such Liquidation Trust Beneficiary’s proof of claim or such other notice filed with the Bankruptcy Court and the Liquidation Trust, or if none of the above has been filed, to the address set forth in the Debtors’ Schedules or provided by the transfer agent for the Debtors’ Equity Interests.

18.9.	Survivability

Notwithstanding any provision of the Plan to the contrary, the terms and provisions of this Agreement shall remain fully binding and enforceable notwithstanding any vacancy in the position of the Liquidation Trustee.

18.10.	Headings

The section headings contained in this Agreement are solely for the convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

18.11.	Conflicts with Plan Provisions

Except as otherwise expressly stated herein, if any of the terms and/or provisions of this Agreement conflict with the terms and/or provisions of the Plan, then the Plan shall govern.

IN WITNESS WHEREOF, the Parties hereto have either executed and acknowledged this Agreement, or caused it to be executed and acknowledged on their behalf by their duly authorized officers all as of the date first above written.

Geoffrey L. Berman not individually but solely as Liquidation Trustee

By:
Name:	Geoffrey L. Berman

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DNIB UNWIND, INC. (f/k/a BIND THERAPEUTICS, INC.)

By:
Name:	Geoffrey L. Berman
Title:	Chief Restructuring Officer

DNIB SUBSIDIARY CORPORATION (f/k/a BIND BIOSCIENCES SECURITY CORPORATION)

By:
Name:	Geoffrey L. Berman
Title:	President

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Exhibit A

Engagement Letter

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